                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER dated June 4, 1996 (the "Agreement"), by and among WILD OATS MARKETS, INC. ("Wild Oats"), a Delaware corporation, ALFALFA'S, INC. ("Alfalfa's"), a Colorado corporation, and WO HOLDINGS, INC. ("Newco"), a Delaware corporation and wholly-owned subsidiary of Alfalfa's.

                                    RECITALS

         A. Wild Oats is a corporation duly organized and validly existing under the corporate laws of Delaware, with its principal executive offices located at 1668 Valtec Lane, Boulder, Colorado 90301.

         B. The authorized capital stock of Wild Oats as of the date of this Agreement consists of 2,500,000 shares of Common Stock ("Wild Oats Common Stock"), par value $.001 per share, 1,305,684 shares of which are issued and outstanding; and 672,000 shares of Preferred Stock, par value $.001 per share, of which (i) 168,000 shares have been designated "Series A Preferred Stock" (the "Wild Oats Series A Preferred Stock"), all of which are issued and outstanding, (ii) 1,600 shares have been designated "Series B Preferred Stock" (the "Wild Oats Series B Preferred Stock"), none of which are issued and outstanding, and (iii) 417,983 shares of which have been designated "Series C Preferred Stock" (the "Wild Oats Series C Preferred Stock" and, together with the Wild Oats Series A Preferred Stock, the Wild Oats Series B Preferred Stock and the Wild Oats Series E Preferred Stock (as defined in Section 11.1), the "Wild Oats Preferred Stock"), 416,007 shares of which are issued and outstanding.

         C. Alfalfa's is a corporation duly organized and validly existing under the corporate laws of Colorado with its principal executive offices located at 1645 Broadway, Boulder, Colorado 80302.

         D. The authorized capital stock of Alfalfa's as of the date of this Agreement consists of 20,000,000 shares of Common Stock, par value $.01 per share ("Alfalfa's Common Stock"), 415,979 shares of which are issued and outstanding; and 5,000,000 shares of Preferred Stock, par value $.01 per share, of which (i) 200,000 shares have been designated as "Series A Participating Convertible Preferred Stock" (the "Alfalfa's Old Series A Preferred Stock"), 179,249 shares of which are issued and outstanding, and (ii) 60,000 shares have been designated as "Series B Convertible Preferred Stock," none of which are issued and outstanding.

         E. Newco is a corporation duly organized and validly existing under the corporate laws of Delaware, with its principal executive offices located at 1645 Broadway, Boulder, Colorado 80302.
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         F.      The authorized capital stock of Newco as of the date of this
Agreement consists of 100 shares of Common Stock, $.01 par value ("Holdings Common Stock"), 10 shares of which are issued and outstanding and held by Alfalfa's; prior to the Effective Time (as defined in Article II), the authorized capital stock of Newco will consist of 4,700,476 shares of Common Stock, 10 shares of which will be issued and outstanding and held by Alfalfa's, and 1,799,168 shares of Preferred Stock, $.01 par value ("Holdings Preferred Stock"), none of which will be outstanding, and of which (i) 168,598 will have been designated as "Series A Preferred Stock" (the "Holdings Series A Preferred Stock"), (ii) 1,608 will have been designated "Series B Preferred Stock" (the "Holdings Series B Preferred Stock"), (iii) 419,471 will have been designated "Series C Preferred Stock" (the "Holdings Series C Preferred Stock"), (iv) 355,829 will have been designated as "Series D Preferred Stock" (the "Holdings Series D Preferred Stock") and (v) 853,664 will have been designated "Series E Preferred Stock" (the "Holdings Series E Preferred Stock").

         G. The respective Boards of Directors of Alfalfa's and Newco have determined that a merger of Alfalfa's into Newco (the "Alfalfa's Reincorporation Merger") whereby Alfalfa's will be merged with and into Newco, with Newco surviving the merger and changing its corporate name to "Wild Oats Markets, Inc." ("Holdings"), is desirable and in the best interests of the stockholders of the respective companies and have, by resolutions duly adopted, approved and adopted a merger agreement (the "Reincorporation Merger Agreement") to effect the Alfalfa's Reincorporation Merger. The Reincorporation Merger Agreement has been approved by Alfalfa's as the sole stockholder of Newco by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware (the "DGCL") and the Board of Directors of Alfalfa's has directed that the Reincorporation Merger Agreement and the Reincorporation Merger be submitted to a vote of the stockholders of Alfalfa's.

         H. The respective Boards of Directors of Wild Oats, Alfalfa's and Newco have determined that a merger of Wild Oats into Holdings (the "Merger") following completion of the Alfalfa's Reincorporation Merger is desirable and in the best interests of the stockholders of the respective companies and have, by resolutions duly adopted, approved and adopted this Agreement and directed that the Agreement and the Merger be submitted to a vote of the stockholders of Wild Oats and Alfalfa's, respectively. This Agreement and the Merger have been approved by the sole stockholder of Newco by written consent pursuant to
Section 228 of the DGCL.

         I. For the purpose of prescribing the terms and conditions of the Merger, the mode of carrying the same into effect, the manner and basis of exchanging or adjusting the shares of the constituent corporations, the method of determining the effective date of the Merger, and such other details and provisions as are deemed necessary or desirable, Wild Oats, Alfalfa's and Newco





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agree, on the terms and subject to the conditions set forth in this Agreement, as follows:


                                   ARTICLE I
                                   The Merger

         1.1 In accordance with the provisions of the DGCL, and as of the Effective Time (as defined in Article II), Wild Oats shall be merged into Holdings, and Holdings shall be, and is referred to in this Agreement as, the Surviving Corporation, the name of which shall be "WO Holdings, Inc.," unless and until changed in accordance with the DGCL. The corporate existence of Holdings, with all its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger.

         1.2 As of the Effective Time, the separate corporate existence of Wild Oats shall cease, and Holdings, as the Surviving Corporation, shall thereupon and thereafter possess all the rights, privileges, immunities and franchises of a public, as well as a private, nature of both Wild Oats and Holdings, and all property, whether real, personal or mixed, and all debts due on whatever account, including subscriptions to shares, and all choses in action, and each and every other interest of or belonging to or due Wild Oats and Holdings shall be taken and deemed to be transferred to and vested in Holdings as the Surviving Corporation, without further act or deed; and the title to any real estate, or any interest therein, vested in Wild Oats and Holdings shall not revert or be in any way impaired by reason of the Merger. Holdings, as the Surviving Corporation, shall as of the Effective Time be responsible and liable for all the obligations and liabilities of Wild Oats and Holdings, and any claim existing or action or proceeding, whether civil or criminal, pending by or against Wild Oats or Holdings may be prosecuted as if the Merger had not taken place, or Holdings, as the Surviving Corporation, may be substituted in its place. Neither the rights of creditors nor any liens upon the property of Wild Oats or Holdings shall be impaired by the Merger.


                                   ARTICLE II
                            Effective Time of Merger

         Wild Oats and Holdings shall execute and file an appropriate Certificate of Merger with the Secretary of State of Delaware pursuant to the DGCL at the earliest practicable date following the satisfaction or waiver of all conditions contained in Article XV. The Merger shall become effective at the time and on the day as of which such Certificate of Merger shall have been filed in accordance with the DGCL (the "Effective Time").





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                                  ARTICLE III
                             Surviving Corporation

         3.1 The Certificate of Incorporation of Holdings as attached hereto as Exhibit 3.1(a) (the "Holdings Charter") shall be the Certificate of Incorporation of the Surviving Corporation. The Bylaws of Holdings as attached hereto as Exhibit 3.1(b) (the "Holdings Bylaws") shall continue as the Bylaws of the Surviving Corporation. Holdings, as the Surviving Corporation, shall continue as a business corporation governed by the laws of the State of Delaware.

         3.2 Subject to action by the Board of Directors and the stockholders of the Surviving Corporation, (i) the directors and the members of the compensation committee of the Board of Directors of the Surviving Corporation shall be as set forth in Section 5.4(a), until their successors shall have been duly elected and qualified, and the executive officers of the Surviving Corporation shall be as set forth in Section 5.4(a), all of whom shall serve in such positions in accordance with the Bylaws of the Surviving Corporation.


                                   ARTICLE IV
                  Conversion and Exchange of Wild Oats Shares

         4.1     At the Effective Time:

                 (a) each issued and outstanding share of Wild Oats Common Stock (other than those shares held by persons who have validly elected to demand an appraisal of their shares pursuant to the DGCL) shall become and be converted into, and shall thereafter represent only, the right to receive
1.0035584 shares of Holdings Common Stock in the manner set forth in Section
4.4;

                 (b) each issued and outstanding share of Wild Oats Series A Preferred Stock shall become and be converted into, and shall thereafter represent only, the right to receive 1.0035584 shares of Holdings Series A Preferred Stock in the manner set forth in Section 4.4;

                 (c) each issued and outstanding share of Wild Oats Series B Preferred Stock shall become and be converted into, and shall thereafter represent only, the right to receive 1.0035584 shares of Holdings Series B Preferred Stock in the manner set forth in Section 4.4;

                 (d) each issued and outstanding share of Wild Oats Series C Preferred Stock shall become and be converted into, and shall thereafter represent only, the right to receive 1.0035584 shares of Holdings Series C Preferred Stock in the manner set forth in Section 4.4; and





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                 (e)  each issued and outstanding share of Wild Oats Series E
Preferred Stock shall become and be converted into, and shall thereafter represent only, the right to receive one share of Holdings' New Series E Preferred Stock in the manner set forth in Section 4.4.

         4.2     At the Effective Time:

                 (a) each option to purchase a share of Wild Oats Common Stock outstanding under Wild Oats' 1993 Stock Option Plan (the "Wild Oats Plan") shall become an option to purchase 1.0035584 shares of Holdings Common Stock. The vesting schedule and exercise price per share of Holdings Common Stock shall be equal to the vesting schedule and exercise price per share of Wild Oats Common Stock under the particular stock option agreement pursuant to which such stock option was granted as in effect immediately prior to the Effective Time; and

                 (b) each outstanding warrant to purchase a share of Wild Oats Series B Preferred Stock or Wild Oats Series C Preferred Stock shall become a warrant to purchase 1.0035584 shares of Holdings' New Series B Preferred Stock or Holdings' New Series C Preferred Stock, as the case may be, on the same terms as set forth in such outstanding warrants, and each outstanding warrant to purchase a share of Wild Oats Series E Preferred Stock shall become a warrant to purchase one share of Holdings' New Series E Preferred Stock, on the same terms as set forth in such outstanding warrants.

         4.3 All certificates which, prior to the Effective Time, represented issued and outstanding shares of Wild Oats Common Stock and Wild Oats Preferred Stock shall be cancelled at the Effective Time, which time shall be the record date for the determination of those stockholders of Wild Oats entitled to receive Holdings Common Stock and Holdings Preferred Stock as provided in Section 4.1.

         4.4 As soon as practicable after the Effective Time, the Surviving Corporation shall send a notice and transmittal form to each record holder of certificates theretofore representing shares of Wild Oats Common Stock or Wild Oats Preferred Stock advising such holder of the procedure for surrendering such certificates for exchange pursuant to the terms of Section 4.1 hereof. If Holdings Common Stock or Holdings Preferred Stock is to be issued pursuant to
Section 4.1 to a person other than a person in whose name the certificates for shares of Wild Oats Common Stock or Wild Oats Preferred Stock surrendered for exchange are registered, it shall be a condition to the exchange that the person requesting such exchange shall pay to the Surviving Corporation any transfer or other taxes required by reason of such delivery, or shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Notwithstanding the foregoing, no party hereto shall be liable to a holder of certificates theretofore representing shares of Wild Oats Common Stock or Wild





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Oats Preferred Stock for any amount paid to a public official pursuant to any property, escheat or similar law.

         4.5 Notwithstanding the foregoing, in the event that (i) fewer than 229,552 shares of Alfalfa's Common Stock are validly tendered and not withdrawn in the Tender Offer (as defined in Section 5.2), (ii) the amount of Wild Oats Series E Preferred Stock sold as contemplated by Section 15.1(f) is less than 843,125 shares or (iii) less than $8,130,000 of proceeds from the sale of Wild Oats Series E Preferred Stock is used to repurchase share of Wild Oats Common Stock, the number of shares (and options and warrants to purchase shares) of Holdings capital stock into which shares of Wild Oats Common Stock and Wild Oats Preferred Stock (other than Wild Oats Series E Preferred Stock) are to be converted pursuant to Sections 4.1 and 4.2 hereof shall be adjusted (and the corresponding adjustments shall be made to the Holdings Charter) to reflect the previously agreed allocation of the dilutive effect of the redemption of certain shares of Alfalfa's Old Series A Preferred Stock consistent with Exhibit A to the Letter of Intent dated January 18, 1996 between Wild Oats and Alfalfa's, which Exhibit A is attached hereto as Exhibit 4.5; provided, however, that such reduction shall in no event cause the conversion ratio to be less than 1.0018211 shares of Holdings capital stock for each share of Wild Oats capital stock.

         4.6 Notwithstanding anything in this Agreement to the contrary, shares of Wild Oats Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders who have not voted such shares in favor of the Merger or consented thereto in writing and who have delivered a written demand for payment for such shares in the manner provided in Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into or represent a right to receive shares of Holdings Common Stock pursuant to the Article IV, but the holder thereof shall be entitled only to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares shall receive payment therefor from the Surviving Corporation in accordance with the DGCL; provided, however, if any such holder of Dissenting Shares shall have failed to establish his entitlement to receive payment for such shares as provided in Section 262 of the DGCL, or if any such holder of Dissenting Shares shall have effectively withdrawn his demand for payment for such shares of Common Stock or lost his right to receive payment for his shares of Common Stock under Section 262 of the DGCL, or if neither any holder of Dissenting Shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in Section 262 of the DGCL, such holder or holders (as the case may be) shall forfeit the right to receive payment for such shares of Wild Oats Common Stock pursuant to Section 262 of the DGCL and each such share of Wild Oats Common Stock shall thereupon be deemed to have been converted, as of the Effective Time, into the right to receive the number of shares of Holdings Common Stock as determined pursuant to this Article IV.





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                                   ARTICLE V
              Actions to be Taken by Alfalfa's, Newco and Holdings

         5.1 Prior to the Effective Time, Newco and Alfalfa's shall have filed with the Secretary of State of Colorado Articles of Merger effecting the Alfalfa's Reincorporation Merger which will effect a conversion of Alfalfa's Common Stock and Alfalfa's Old Series A Preferred Stock into Holdings Common Stock and Holdings Series D Preferred Stock, respectively, whereby each outstanding share of Alfalfa's Common Stock (other than those shares held by persons who have validly elected to demand an appraisal of their shares pursuant to the Colorado Business Corporation Act (the "CBCA") or the DGCL) prior to the Alfalfa's Reincorporation shall become 1.9851124 shares of Holdings Common Stock, and each outstanding share of Alfalfa's Old Series A Preferred Stock (other than those shares held by persons who have validly elected to demand an appraisal of their shares pursuant to the CBCA or the
DGCL) shall become 1.9851124 shares of Holdings Series D Preferred Stock (the "Conversion Adjustment"); provided, however that no fractional shares or scrip will be issued in connection with the Conversion Adjustment, and in lieu of any fractional interest resulting therefrom, a holder shall receive an amount in cash determined by multiplying such fractional interest by $29.626.

         5.2 Prior to the Effective Time, Alfalfa's shall commence a cash tender offer for up to 229,552 shares (before giving effect to the Conversion Adjustment) of Alfalfa's Common Stock at $58.81 per share in cash (the "Tender Offer") payable at the Effective Time.

         5.3 At the Effective Time the 63,264 shares of Alfalfa's Old Series A Preferred Stock (before giving effect to the Conversion Adjustment) held by Stolberg Partners, L.P. shall be redeemed for $71.13 per share in cash.

         5.4 Newco's and Alfalfa's directors and stockholders shall take all actions necessary so that, at the Effective Time:

                 (a) the Board of Directors of Holdings shall be comprised of John Shields (Chairman), David Chamberlain (Vice Chairman), Michael C. Gilliland, Elizabeth C. Cook, S.M. Hassan, Peter D. Behrendt, Barnett M. Feinblum, David L. Ferguson, M. Laird Koldyke, James B. McElwee and one designee of the holders of the Holdings New Series E Preferred Stock as contemplated by Section 15.1(f), and the compensation committee of the Board of Directors of Holdings shall be comprised of David Chamberlain, Barney Feinblum, David L. Ferguson, M. Laird Koldyke and James B. McElwee, in each case until their successors shall have been duly elected and qualified, and the executive officers of Holdings shall be:

                 Chief Executive Officer - Michael C. Gilliland
                 President - S.M. Hassan
                 Vice President and Secretary - Elizabeth C. Cook





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                 Treasurer and Chief Financial Officer - Mary Beth Lewis

all of whom shall serve in such positions in accordance with the Holdings Bylaws and the stockholders agreement referred to in Section 15.1(g). Each of the persons named above as Chairman of the Board and Vice Chairman of the Board shall be appointed for a minimum term of 24 months from the Effective Time, subject to removal in the first such 12 months only by the vote of at least eight of the directors of Holdings, and by the vote of a majority of the directors of Holdings thereafter; and

                 (b) The 1996 Stock Option Plan in the form attached hereto as Exhibit 5.4 shall have been adopted by the board of directors and stockholders of Holdings.


                                   ARTICLE VI

                            [Intentionally Omitted]


                                  ARTICLE VII
                            Additional Documentation

         From time to time, as and when requested by the Surviving Corporation, or by its successors or assigns, Wild Oats shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such further or other action as the Surviving Corporation, or its successors and assigns, may deem necessary or desirable in order to vest in and confirm unto the Surviving Corporation, or its successors or assigns, title to and possession of all the property, rights, privileges, powers and franchises referred to in Article I hereof and otherwise to carry out the intent and purpose of this Agreement. After the Effective Time, the officers of the Surviving Corporation shall have the authority to execute such documents and take such actions as may be necessary in the name of Wild Oats in order to give effect to this Article VII.


                                  ARTICLE VIII
                  Representations and Warranties of Wild Oats

         8.1 Wild Oats and each of its subsidiaries are corporations duly organized, validly existing, and in good standing under the corporate laws of the jurisdiction of its formation, with full power and authority and all material licenses, permits and authorizations necessary to own its property and to carry on its business as presently conducted. Wild Oats and each of its subsidiaries are duly qualified to do business in every jurisdiction wherein the failure to so qualify would have a material adverse effect upon the business, prospects or financial condition of Wild Oats and its subsidiaries, taken as a whole.





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         8.2     Wild Oats has complete and unrestricted power to enter into and, upon the receipt of such approvals as may be required by law, to consummate the transactions contemplated by this Agreement.

         8.3 The execution, delivery and performance of this Agreement have been duly and properly authorized and approved by the Board of Directors and stockholders of Wild Oats. This Agreement constitutes a valid and binding obligation of Wild Oats, enforceable in accordance with its terms. Except as contemplated by Sections 8.9 and 15.1, the execution and delivery by Wild Oats of this Agreement and the fulfillment of and compliance with the respective terms hereof by Wild Oats do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon Wild Oats' or any of its subsidiaries' capital stock or assets pursuant to, (d) give any third party the right to accelerate, in whole or in part, any obligation under, (e) result in a violation of, or (f) except as will be obtained by the Effective Time, require any material authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body or other third party pursuant to, the charter or bylaws of Wild Oats or any of its subsidiaries, any agreement, indenture instrument, order, judgment or decree to which Wild Oats or any of its subsidiaries is subject, or any law, statute, rule or regulation to which Wild Oats or any of its subsidiaries is subject.

         8.4 The authorized, issued and outstanding capital stock of Wild Oats is as set forth in Recital B of this Agreement, and all outstanding shares of Wild Oats' capital stock have been validly issued and are fully paid and non- assessable. Except for the conversion rights of the Wild Oats Preferred Stock, outstanding options and warrants to purchase a total of 176,878 shares of Wild Oats Common Stock, 1,506 shares of Wild Oats Series B Preferred Stock and 1,976 shares of Wild Oats Series C Preferred Stock and warrants to purchase 10,539 shares of Wild Oats Series E Preferred Stock to be issued prior to the Effective Time, Wild Oats does not have outstanding any stock or securities convertible into or exchangeable for shares of its capital stock, or any rights or options to subscribe for or to purchase any capital stock or any stock or securities convertible into or exchangeable for any capital stock. Wild Oats is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock otherwise than pursuant to the terms of the Wild Oats Preferred Stock.

         8.5 Wild Oats' (a) unaudited consolidated balance sheet as of April 27, 1996 (the "Latest Wild Oats Balance Sheet") and the related consolidated statements of operations and cash flows for the periods then ended attached hereto as Exhibit 8.5(a), and (b) audited consolidated balance sheet as of December 30, 1995 and the related audited consolidated statements of operations,





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
stockholders' equity and cash flows for the fiscal year then ended (including in all cases the notes thereto) attached hereto as Exhibit 8.5(b) are accurate and complete in all material respects and have been prepared in accordance with generally accepted accounting principles, consistently applied. Since the date of the Latest Wild Oats Balance Sheet, except as set forth on Schedule 8.5, (i) there has been no material adverse change in Wild Oats' consolidated financial condition, operating results, business prospects, employee relations, customer relations, or otherwise, other than changes occurring in the ordinary course of business which in the aggregate have not been materially adverse to Wild Oats or (ii) Wild Oats has not made any change in accounting principals or practices from those utilized in the preparation of the balance sheets and related statements referred to in this Section 8.5.

         8.6 Except as set forth on the Latest Wild Oats Balance Sheet or on Schedule 8.6, Wild Oats has no material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise) other than liabilities which have arisen after the date of the Latest Wild Oats Balance Sheet in the ordinary course of business and which do not involve breach of contract, breach of warranty, torts, infringements, claims or lawsuits.

         8.7     Except as set forth on Schedule 8.7 or as contemplated by
Section 15.1(f), Wild Oats has not, since the date of the Latest Wild Oats Balance Sheet, (a) issued any capital stock, bonds or other securities other than upon the exercise of existing stock options, (b) borrowed any amount or incurred or become subject to any liabilities that aggregate in excess of $100,000, (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability other than current liabilities paid in the ordinary course of business, (d) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed any shares of its capital stock, (e) mortgaged or pledged any of its property or assets, or subjected them to any lien, security interest, charge or any other encumbrance, except in the ordinary course of business and except liens for current property taxes not yet due and payable, (f) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or cancelled any debts or claims, (g) sold, assigned or transferred any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, or disclosed any proprietary confidential information to any person, (h) suffered any extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice, (i) made capital expenditures or commitments therefor that aggregate in excess of $100,000, (j) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business, (k) made charitable contributions or pledges aggregating in excess of $25,000, (l) suffered any material damage, destruction or casualty loss, whether or not covered by insurance, or (m) made any illegal political contributions, or any bribes, kickback payments or other illegal payments.

         8.8 Wild Oats' inventory consists of items of a quality and quantity salable at Wild Oats' normal profit levels in the ordinary course of business. The values at which such inventory is carried on the Latest Wild Oats' Balance Sheet are in accordance with generally accepted accounting principles. Schedule 8.8 contains a materially complete and accurate summary of Wild Oats' inventory as of March 30, 1996.

         8.9 Except for the investigation by the Attorney General of New Mexico or as set forth on Schedule 8.9, (a) there are no material actions, suits, proceedings, orders, investigations or claims pending against Wild Oats or any of its subsidiaries, and to the best of Wild Oats' knowledge, there are no such actions, suits, proceedings, orders, investigations or claims threatened against or affecting Wild Oats or any of its subsidiaries at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, (b) there are no material arbitration proceedings pending under collective bargaining agreements or otherwise, and
(c) there are no material governmental inquiries (including inquiries as to the qualification of Wild Oats or any of its subsidiaries to hold or receive any license or permit) involving Wild Oats or any of its subsidiaries.

         8.10 Except as set forth on Schedule 8.10, there are no labor controversies pending or, to the best of Wild Oats' knowledge, threatened against Wild Oats or any subsidiary of Wild Oats. There are no organizational efforts in progress or, to the best of Wild Oats' knowledge, threatened involving any employees of Wild Oats or any subsidiary of Wild Oats. To the best of Wild Oats' knowledge, Wild Oats and each of its subsidiaries has complied in all material respects with all laws relating to the employment of labor.

         8.11    (a)      Except as set forth on Schedule 8.11, Wild Oats and
each of its subsidiaries have filed, or timely applied for extensions of time in which to file, all returns, declarations, reports, estimates, information returns, and statements ("Returns") required to be filed or sent by it in respect of any Taxes (as defined in clause (n) below) or required to be filed or sent by it by any taxing authority having jurisdiction; (ii) timely and properly paid (or has had paid on its behalf) all Taxes shown to be due and payable on such Returns; (iii) established on the Latest Wild Oats Balance Sheet (and until the Effective Time will establish on its books and records), in accordance with generally accepted accounting principles, reserves that are adequate for the payment of any Taxes not yet due and payable; (iv) complied with all applicable laws, rules, and regulations relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Internal Revenue Code (the "Code"), or similar provisions under any foreign laws), and timely and properly withheld from individual employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws;

                 (b) There are no liens for Taxes upon any assets of Wild Oats or any of its subsidiaries, except for liens for Taxes not yet due;

                 (c) No deficiency for any Taxes has been proposed, asserted or assessed against Wild Oats or any of its subsidiaries that has not been resolved and paid in full. No waiver, extension or comparable consent given by Wild Oats or any of its subsidiaries regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. There has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to Wild Oats or any of its subsidiaries by Taxing authority regarding any such Tax, audit or other proceeding, or, to the best knowledge of Wild Oats, is any such Tax audit or other proceeding threatened with regard to any Taxes or Returns. Wild Oats does not expect the assessment of any additional Taxes and is not aware of any unresolved questions, claims or disputes concerning the liability for Taxes of Wild Oats or its subsidiaries which would exceed the estimated reserves established on their books and records;

                 (d) Neither Wild Oats nor any of its subsidiaries is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by Wild Oats or any of its subsidiaries that is not deductible (in whole or in part) under Section 280G of the Code;

                 (e) Neither Wild Oats nor any of its subsidiaries has requested any extension of time within which to file any Return, which Return has not since been filed;

                 (f) No property of Wild Oats or any of its subsidiaries is property that such entity is or will be required to treat as being owned by another person under the provisions of Section 168(f)(8) of the Code (as in effect prior to amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code;

                 (g) Wild Oats is not required to include in income any adjustment under Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Wild Oats as a result of the Tax Reform Act of 1986 and Wild Oats has no knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method;

                 (h) All transactions that could give rise to an understatement of federal income tax (within the meaning of Section 6661 of the Code as it applied prior to repeal) or an underpayment of tax (within the meaning of Section 6662 of the Code) were reported in a manner for which there is substantial authority or were adequately disclosed (or, with respect to Returns filed before the Effective Time, will be reported in such a manner or adequately disclosed) on the Returns required in accordance with Sections 6661(b)(2)(B) and 6662(d)(2)(B) of the Code;

                 (i) Neither Wild Oats nor any of its subsidiaries has engaged in any transaction that would result in a deemed election under Section 338(e) of the Code, and none of such entities will engage in any such transaction within any applicable "consistency period" (as such term is defined in Section 338 of the Code);

                 (j) Neither Wild Oats nor any of its subsidiaries has filed any consent under Section 341(f) of the Code;

                 (k) Schedule 8.11 contains a description of all tax sharing agreements in effect as of the date hereof all of which have previously been delivered to Alfalfa's;

                 (l) Neither Wild Oats nor any of its subsidiaries is a "United States real property holding corporation" (as such term is defined in Section 897 of the Code);

                 (m) Wild Oats is not a "foreign person" (as such term is defined in Section 1445(f)(3) of the Code); and

                 (n) For purposes of this Agreement, the term "Tax" or "Taxes" means all taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property, or other taxes, customs duties, fees, assessments, or charges of any kind whatsoever, including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon Wild Oats or any of its subsidiaries.

         8.12    (a)      Except for the documentation relating to the sale of
the Wild Oats Series E Preferred Stock as contemplated by Sections 15.1(f) and
(g), Schedule 8.12 lists the following agreements, whether oral or written, to which Wild Oats or any of its subsidiaries is a party, which is currently in effect (such list to set forth the commencement date and termination or expiration date of such agreement): (i) collective bargaining agreement or contract with any labor union; (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plan; (iii) hospitalization insurance or other welfare benefit plan or practice, whether formal or informal; (iv) stock purchase or stock option plan; (v) contract for the employment of any officer, individual employee or other person on a full-time, part-time or consulting basis or relating to severance pay for any such person;
(vi) confidentiality agreement; (vii) contract, agreement or understanding relating to the voting of common stock or the election of directors of Wild Oats or any of its subsidiaries; (viii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets of Wild Oats or any of its subsidiaries; (ix) guaranty of any obligation for borrowed money or otherwise; (x) lease or agreement under which Wild Oats or any of its subsidiaries is lessee of, or holds or operates any property, real or personal, owned by any other party; (xi) lease or agreement under which Wild Oats or any of its subsidiaries is lessor of, or permits any third party to hold or operate, any property, real or personal; (xii) contract or group of related contracts with the same party for the purchase of products or services, other than in the ordinary course of business; (xiii) contract or group of related contracts with the same party (other than any contract or group of related contracts for the purchase or sale of products or services) continuing over a period of more than six months from the date or dates thereof, not terminable by it on 30 days or less notice without penalty; (xiv) contract which prohibits Wild Oats or any of its subsidiaries from freely engaging in business anywhere in the world; (xv) contract for the distribution of any of Wild Oats' products (including any distributor or sales contract);
(xvi) any franchise agreements; (xvii) contract or commitment for capital expenditures; (xviii) agreement for the sale of any capital asset; (xix) contract with any affiliate which in any way relates to Wild Oats or any of its subsidiaries; or (xx) other agreement which is either material to the business of Wild Oats or was not entered into in the ordinary course of business;

                 (b) Wild Oats and its subsidiaries have performed all obligations required to be performed by them in connection with the contracts or commitments required to be disclosed in Schedule 8.12 and they are not in receipt of any claim of default under any such contract or commitment; neither Wild Oats nor any of its subsidiaries has any present expectation or intention of not fully performing any material obligation pursuant to any such contract or commitment; and neither Wild Oats nor any of its subsidiaries has knowledge of any breach or anticipated breach by any other party to any such contract or commitment; and

                 (c) Prior to the Effective Time, Alfalfa's or Holdings shall be supplied with a true and correct copy of each written contract or commitment disclosed in Schedule 8.12, and a written description of each oral contract or commitment disclosed in Schedule 8.12, together with all amendments, waivers or other changes thereto.

         8.13 Schedule 8.13 describes all registrations of, applications for or rights in patents, trademarks, service marks, trade names, corporate names, copyrights, trade secrets, know-how or other intellectual property rights owned by, licensed to or otherwise controlled by Wild Oats or used in, developed for use in or necessary to the conduct of the business of Wild Oats as now conducted or planned to be conducted. Wild Oats owns and possesses all right, title and interest, or holds a valid license, in and to the rights set forth in
Schedule 8.13 and none of such rights has been licensed or assigned to any third party. Wild Oats has taken all necessary action to protect the intellectual property rights set forth in Schedule 8.13. Neither Wild Oats nor any of its subsidiaries has received any notice of, nor are there any facts known to Wild Oats or any of its subsidiaries which indicate a likelihood of, any infringement or misappropriation by, or conflict from, any third party with respect to the intellectual property rights which are listed; no claim by any third party contesting the validity of any intellectual property rights listed under such caption has been made, is currently outstanding or, to the best knowledge of Wild Oats, is threatened; neither Wild Oats nor any of its subsidiaries has received any notice of any infringement, misappropriation or violation of any intellectual property rights of any third party and neither Wild Oats nor any of its subsidiaries has infringed, misappropriated or otherwise violated any such intellectual property rights; and no infringement, illicit copying, misappropriation or violation has occurred or will occur with respect to products currently being sold by Wild Oats or with respect to the products currently under development (in their present state of development) or with respect to the conduct of Wild Oats' business as now conducted.

         8.14    Except as set forth on Schedule 8.14:

                 (a) Wild Oats and its subsidiaries have materially complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes;

                 (b) neither Wild Oats nor any of its subsidiaries has any material labor relations problem pending and labor relations are satisfactory;

                 (c) there are no material workers' compensation claims pending against Wild Oats or any of its subsidiaries nor is Wild Oats or any of its subsidiaries aware of any facts that would give rise to such a claim;

                 (d) no employee of Wild Oats or any of its subsidiaries is subject to any confidentiality or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee; and

                 (e) no employee or former employee has any claim with respect to any intellectual property rights of Wild Oats set forth in Schedule 8.13.

         8.15    (a)      Except as set forth on Schedule 8.15, with respect to
all employees and former employees of Wild Oats or any of its subsidiaries and all dependents and beneficiaries of such employees and former employees, neither Wild Oats nor any of its subsidiaries (i) maintains or contributes to any nonqualified deferred compensation or retirement plans, contracts or arrangements; (ii) maintains or contributes to any qualified defined contribution plans (as defined in Section 3(34) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 414(i) of the Code; (iii) maintains or contributes to any qualified defined benefit plans (as defined in Section 3(35) of ERISA or Section 414(j) of the Code); and (iv) maintains or contributes to any employee welfare benefit plans (as defined in Section 3(1) of ERISA);

                 (b) To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all employee benefit plans (as defined in Section 3(3) of ERISA) which Wild Oats or any of its subsidiaries maintains or to which any of them contributes (collectively, the "Plans") comply with the requirements of ERISA and the Code. With respect to the Plans, (i) all required contributions which are due have been made and a proper accrual has been made for all contributions due in the current fiscal year; (ii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits; and (iii) there have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code);

                 (c)      Schedule 8.15 contains true and complete copies of
(i) the most recent determination letter, if any, received by Wild Oats or any of its subsidiaries from the Internal Revenue Service regarding the Plans and any amendment to any Plan made subsequent to any Plan amendments covered by any such determination letter; (ii) the most recent financial statements and annual report or return for the Plans; and (iii) the most recently prepared actuarial valuation reports;

                 (d) Neither Wild Oats nor any of its subsidiaries contributes (and has not ever contributed) to any multi-employer plan, as defined in Section 3(37) of ERISA. Neither Wild Oats nor any of its subsidiaries has actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. Neither Wild Oats nor any of its subsidiaries has actual or potential liability for death or medical benefits after separation from employment, other than (i) death benefits under the employee benefit plans or programs (whether or not subject to ERISA) set forth in Schedule 8.15 and (ii) health care continuation benefits described in Section 4980B of the Code;

                 (e) Neither Wild Oats nor any of their subsidiaries, nor any of their directors, officers, employees or other "fiduciaries", as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Plans which would subject Wild Oats, any of its subsidiaries or Alfalfa's or any of their respective directors, officers or employees to any liability under ERISA or any applicable law; and

                 (f) Neither Wild Oats nor any of its subsidiaries has incurred any liability for any tax or civil penalty or any disqualification of any employee benefit plan (as defined in Section 3(3) of ERISA) imposed by Sections 4980B and 162(k) and 4975 of the Code and Part 6 of Title I and
Section 502(i) of ERISA.

         8.16 Schedule 8.16 lists and briefly describes each insurance policy maintained by Wild Oats and each of its subsidiaries as of the date of the Latest Wild Oats Balance Sheet with respect to their properties, assets and operations and sets forth the date of expiration of each such insurance policy. All of such insurance policies are, as of the date hereof, and as of the Effective Time will be, in full force and effect and issued by insurers of recognized responsibility and are for amounts which have been sufficient to cover claims that Wild Oats and its subsidiaries have settled within the last five years. Neither Wild Oats nor any of its subsidiaries is in default with respect to its obligations under any of such insurance policies.

         8.17    Except as set forth on Schedule 8.17:

                 (a) To the best knowledge of Wild Oats, other than pursuant to this Agreement, no officer or director, nor any of the employees identified on Schedule 8.17 hereof who make or are expected to make significant contributions to the business of Wild Oats (each a "Wild Oats Key Employee") of Wild Oats or any of its subsidiaries or any member of the immediate family of any such officer, director or Wild Oats Key Employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the counter market and less than one percent of the stock of which is beneficially owned by any of such persons) (collectively "insiders"), has any agreement with Wild Oats or any of its subsidiaries or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to Wild Oats' business. To the best knowledge of Wild Oats, none of the insiders has any direct or indirect interest in any competitor, supplier or customer of Wild Oats or any of its subsidiaries or in any person, firm or entity from whom or to whom Wild Oats or any of its subsidiaries leases any property, or in any other person, firm or entity with whom Wild Oats or any of its subsidiaries transacts business of any nature. For purposes of this Section 8.17, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such officer, director or employee; and

                 (b) Except for the payment of salaries, accrued paid time off and other normal elements of compensation and reimbursement for out-of-pocket expenses in the ordinary course of business, neither Wild Oats nor any of its subsidiaries will immediately following the Effective Time be indebted to any of their directors, officers or employees on any account whatsoever.

         8.18 Schedule 8.18 lists all officers and directors of the Wild Oats and its subsidiaries and all bank accounts of Wild Oats and its subsidiaries (designating each authorized signer).

         8.19    (a)      The real property demised by the leases described
(including the term thereof) in Schedule 8.19 constitutes all of the real property used or occupied by Wild Oats or any of its subsidiaries (the "Real Property"). The Real Property has access, sufficient for the conduct of Wild Oats' business as now conducted or as presently proposed to be conducted, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities, used in the operation of the Business at that location;

                 (b) The leases described in Schedule 8.19 are in full force and effect, and Wild Oats or its subsidiary that is a party to each such lease holds a valid and existing leasehold interest under each of such leases for the term set forth in Schedule 8.19. Wild Oats has delivered to Alfalfa's or Holdings complete and accurate copies of each of the leases described in
Schedule 8.19, and none of such leases shall have been modified in any respect, prior to the Effective Time. None of Wild Oats or its subsidiaries is in default, and no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in a default under any of such leases; nor, to the best knowledge of Wild Oats and its subsidiaries, is any other party to any of such leases in default;

                 (c) Schedule 8.19 discloses the aggregate value of the tangible properties and tangible assets of Wild Oats and its subsidiaries as reflected on the Latest Wild Oats Balance Sheet. Wild Oats and its subsidiaries own good and marketable title to its tangible properties and tangible assets as described in Schedule 8.19 and reflected on the Latest Wild Oats Balance Sheet or acquired since the date thereof, free and clear of all liens and encumbrances, except for (i) liens for current taxes not yet due and payable, (ii) the properties subject to the leases listed in Schedule 8.19,
(iii) as otherwise disclosed in Schedule 8.19, (iv) inventory disposed of since the date of the Latest Wild Oats Balance Sheet in the ordinary course of business, and (v) liens in respect of pledges or deposits under workers' compensation laws;

                 (d) Wild Oats or its subsidiaries own, or lease under valid leases, all buildings, machinery, equipment and other tangible assets used in the conduct of their business;

                 (e) Neither Wild Oats nor any of its subsidiaries is in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business, and neither Wild Oats nor any of its subsidiaries has received any notice of any such violation, or the existence of any condemnation proceeding with respect to any of the Real Property; and

                 (f) Neither Wild Oats nor any of its subsidiaries has knowledge of improvements made or contemplated to be made by any public or private authority, the costs of which are to be assessed as special taxes or charges against any of the Real Property, and there are no present assessments.

         8.20 Except as set forth on Schedule 8.20, (a) each of Wild Oats and its subsidiaries and their officers, directors, agents and employees have complied in all material respects with all applicable laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to product labeling, consumer products safety, equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers' compensation, unemployment, environmental and building and zoning codes, which affect Wild Oats' business or any real Property and to which any of them may be subject. No claims have been filed against Wild Oats or any of its subsidiaries alleging a violation of any such laws, regulations or other requirements. There is no action pending or, to Wild Oats' knowledge threatened, to change the zoning or building ordinances or any other laws, rules, regulations or ordinances affecting the Real Property. Neither Wild Oats nor any of its subsidiaries is relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to Alfalfa's after the Merger;

                 (b) Each of Wild Oats and its subsidiaries have in full force and effect, all licenses, permits and certificates, from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety) necessary to conduct their business and own and operate their properties (collectively, the "Permits"). Wild Oats and its subsidiaries have conducted their business in compliance with all material terms and conditions of the Permits; and

                 (c) Neither Wild Oats nor any of its subsidiaries has made or has agreed to make gifts of money, other property or similar benefits (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee or any other person in a position to assist or hinder Wild Oats in connection with any actual or proposed transaction.

         8.21 None of the information relating to Wild Oats or its subsidiaries, this Agreement or the transactions contemplated by this Agreement which has been supplied or is to be supplied by Wild Oats for inclusion in (a) a Private Placement Memorandum relating to the offering of shares of Wild Oats Series E Preferred Stock (the "Private Placement Memorandum"), (b) a proxy statement/offer to purchase to be mailed to Alfalfa's stockholders in connection with the Tender Offer and the meeting to be called pursuant to
Section 12.1 (the "Proxy Statement"), or (c) any other document to be filed with any regulatory authority in connection with the transactions contemplated by this Agreement will, at the respective times such documents are filed, become effective or are mailed to stockholders, as the case may be, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment or supplement thereto, at the time of the meetings of stockholders referred to in Section 12.1, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the meeting in connection with which the Proxy Statement shall be mailed. All documents which Wild Oats is responsible for filing in connection with the Merger will comply as to form in all material respects with the applicable requirements of the statutes, rules and regulations pursuant to which they are filed.


                                   ARTICLE IX
                  Representations and Warranties of Alfalfa's

         Alfalfa's hereby represents, warrants and covenants to Wild Oats as follows:

         9.1 Alfalfa's and each of its subsidiaries are corporations duly organized, validly existing, and in good standing under the corporate laws of the jurisdiction of its formation, with full power and authority and all material licenses, permits and authorizations necessary to own its property and to carry on its business as presently conducted. Alfalfa's and each of its subsidiaries are duly qualified to do business in every jurisdiction wherein the failure to so qualify would have a material adverse effect upon the business, prospects or financial condition of Alfalfa's and its subsidiaries, taken as a whole.

         9.2 Alfalfa's has complete and unrestricted power to enter into and, upon the receipt of such approvals as may be required by law, to consummate the transactions contemplated by this Agreement.

         9.3 The execution, delivery and performance of this Agreement have been duly and properly authorized and approved by the Board of Directors of Alfalfa's. Upon stockholder approval of this Agreement as provided in Section 15.1, this Agreement will constitute a valid and binding obligation of Alfalfa's enforceable in accordance with its terms. Except as contemplated by Sections 9.9 and 15.1, the execution and delivery by Alfalfa's of this Agreement and the fulfillment of and compliance with the respective terms hereof by Alfalfa's do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon Alfalfa's or any of its subsidiaries' capital stock or assets pursuant to,
(d) give any third party the right to accelerate, in whole or in part, any obligation under, (e) result in a violation of, or (f) except as will be obtained by the Effective Time, require any material authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body or other third party pursuant to, the charter or bylaws of Alfalfa's or any of its subsidiaries, any agreement, indenture, instrument, order, judgment or decree to which Alfalfa's or any of its subsidiaries is subject, or any law, statute, rule or regulation to which Alfalfa's or any of its subsidiaries is subject.

         9.4 The authorized, issued and outstanding capital stock of Alfalfa's is as set forth in Recital D of this Agreement, and all outstanding shares of Alfalfa's capital stock have been validly issued and are fully paid and non- assessable. Except for the conversion rights of the Alfalfa's Old Series A Preferred Stock and outstanding options to purchase 43,900 shares of Alfalfa's Common Stock, Alfalfa's does not have outstanding any stock or securities convertible into or exchangeable for shares of its capital stock, or any rights or options to subscribe for or to purchase any capital stock or any stock or securities convertible into or exchangeable for any capital stock. Alfalfa's is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock other than pursuant to the terms of the Alfalfa's Old Series A Preferred Stock.

         9.5 Alfalfa's (a) unaudited consolidated balance sheet as of April 28, 1996 (the "Latest Alfalfa's Balance Sheet") and the related consolidated statements of income and cash flows for the periods then ended attached hereto as Exhibit 9.5(a), and (b) audited consolidated balance sheet as of June 30, 1995 and the related audited consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended (including in all cases the notes thereto) attached hereto as Exhibit 9.5(b) are accurate and complete in all material respects and have been prepared in accordance with generally accepted accounting principles, consistently applied. Since the date of the Latest Alfalfa's Balance Sheet, except as set forth on Schedule 9.5, (i) there has been no material adverse change in Alfalfa's consolidated financial condition, operating results, business prospects, employee relations, customer relations or otherwise, other than changes occurring in the ordinary course of business which in the aggregate have not been materially adverse to Alfalfa's or (ii) Alfalfa's has not made any change in accounting principals or practices from those utilized in the preparation of the balance sheets and related statements referred to in this Section 9.5.

         9.6 Except as set forth on the Latest Alfalfa's Balance Sheet or on Schedule 9.6, Alfalfa's has no material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise) other than liabilities which have arisen after the date of the Latest Alfalfa's Balance Sheet in the ordinary course of business and which do not involve breach of contract, breach of warranty, torts, infringements, claims or lawsuits.

         9.7 Except as set forth on Schedule 9.7, Alfalfa's has not, since the date of the Latest Alfalfa's Balance Sheet, (a) issued any capital stock, bonds or other securities other than upon the issuance of existing stock options, (b) borrowed any amount or incurred or become subject to any liabilities that aggregate in excess of $100,000, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business, (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability other than current liabilities paid in the ordinary course of business, (d) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed any shares of its capital stock, (e) mortgaged or pledged any of its property or assets, or subjected them to any lien, security interest, charge or any other encumbrance, except liens for current property taxes not yet due and payable, (f) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or cancelled any debts or claims, (g) sold, assigned or transferred any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, or disclosed any proprietary confidential information to any person, (h) suffered any extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice, (i) made capital expenditures or commitments therefor that aggregate in excess of $100,000, (j) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business, (k) made charitable contributions or pledges aggregating in excess of $25,000, (l) suffered any material damage, destruction or casualty loss, whether or not covered by insurance, or (m) made any illegal political contributions, or any bribes, kickback payments or other illegal payments.

         9.8 Alfalfa's inventory consists of items of a quality and quantity salable at Alfalfa's normal profit levels in the ordinary course of business. The values at which such inventory is carried on the Latest Alfalfa's Balance Sheet are in accordance with generally accepted accounting principles. Schedule 9.8 contains a materially complete and accurate summary of Alfalfa's inventory as of March 24, 1996.

         9.9 Except for the investigation by the Attorney General of New Mexico or as set forth on Schedule 9.9, (a) there are no material actions, suits, proceedings, orders, investigations or claims pending against Alfalfa's or any of its subsidiaries, and to the best of Alfalfa's knowledge, there are no such actions, suits, proceedings, orders, investigations or claims threatened against or affecting Alfalfa's or any of its subsidiaries at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, (b) there are no material arbitration proceedings pending under collective bargaining agreements or otherwise, and
(c) there are no material governmental inquiries (including inquiries as to the qualification of Alfalfa's or any of its subsidiaries to hold or receive any license or permit) involving Alfalfa's or any of its subsidiaries.

         9.10 Except as set forth on Schedule 9.10, there are no labor controversies pending or, to the best of Alfalfa's knowledge, threatened against Alfalfa's or any subsidiary of Alfalfa's. There are no organizational efforts in progress or, to the best of Alfalfa's knowledge, threatened involving any employees of Alfalfa's or any subsidiary of Alfalfa's. To the best of Alfalfa's knowledge, Alfalfa's and each of its subsidiaries has complied in all material respects with all laws relating to the employment of labor.

         9.11    (a)      Except as set forth on Schedule 9.11, Alfalfa's and
each of its subsidiaries have filed, or timely applied for extensions of time in which to file, all returns, declarations, reports, estimates, information returns, and statements ("Returns") required to be filed or sent by it in respect of any Taxes (as defined in clause (n) below) or required to be filed or sent by it by any taxing authority having jurisdiction; (ii) timely and properly paid (or has had paid on its behalf) all Taxes shown to be due and payable on such Returns; (iii) established on the Latest Alfalfa's Balance Sheet (and until the Effective Time will establish on its books and records), in accordance with generally accepted accounting principles, reserves that are adequate for the payment of any Taxes not yet due and payable; (iv) complied with all applicable laws, rules, and regulations relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Internal Revenue Code (the "Code"), or similar provisions under any foreign laws), and timely and properly withheld from individual employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws;

                 (b) There are no liens for Taxes upon any assets of Alfalfa's or any of its subsidiaries, except for liens for Taxes not yet due;

                 (c) No deficiency for any Taxes has been proposed, asserted or assessed against Alfalfa's or any of its subsidiaries that has not been resolved and paid in full. No waiver, extension or comparable consent given by Alfalfa's or any of its subsidiaries regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. There has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to Alfalfa's or any of its subsidiaries by Taxing authority regarding any such Tax, audit or other proceeding, or, to the best knowledge of Alfalfa's, is any such Tax audit or other proceeding threatened with regard to any Taxes or Returns. Alfalfa's does not expect the assessment of any additional Taxes and is not aware of any unresolved questions, claims or disputes concerning the liability for Taxes of Alfalfa's or its subsidiaries which would exceed the estimated reserves established on their books and records;

                 (d) Neither Alfalfa's nor any of its subsidiaries is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by Alfalfa's or any of its subsidiaries that is not deductible (in whole or in part) under Section 280G of the Code;

                 (e) Neither Alfalfa's nor any of its subsidiaries has requested any extension of time within which to file any Return, which Return has not since been filed;

                 (f) No property of Alfalfa's or any of its subsidiaries is property that such entity is or will be required to treat as being owned by another person under the provisions of Section 168(f)(8) of the Code (as in effect prior to amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code;

                 (g) Alfalfa's is not required to include in income any adjustment under Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Alfalfa's as a result of the Tax Reform Act of 1986 and Alfalfa's has no knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method;

                 (h) All transactions that could give rise to an understatement of federal income tax (within the meaning of Section 6661 of the Code as it applied prior to repeal) or an underpayment of tax (within the meaning of Section 6662 of the Code) were reported in a manner for which there is substantial authority or were adequately disclosed (or, with respect to Returns filed before the Effective Time, will be reported in such a manner or adequately disclosed) on the Returns required in accordance with Sections 6661(b)(2)(B) and 6662(d)(2)(B) of the Code;

                 (i) Neither Alfalfa's nor any of its subsidiaries has engaged in any transaction that would result in a deemed election under Section 338(e) of the Code, and none of such entities will engage in any such transaction within any applicable "consistency period" (as such term is defined in Section 338 of the Code);

                 (j) Neither Alfalfa's nor any of its subsidiaries has filed any consent under Section 341(f) of the Code;

                 (k) Schedule 9.11 contains a description of all tax sharing agreements in effect as of the date hereof all of which have previously been delivered to Wild Oats;

                 (l) Neither Alfalfa's nor any of its subsidiaries is a "United States real property holding corporation" (as such term is defined in Section 897 of the Code);

                 (m) Alfalfa's is not a "foreign person" (as such term is defined in Section 1445(f)(3) of the Code); and

                 (n) For purposes of this Agreement, the term "Tax" or "Taxes" means all taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property, or other taxes, customs duties, fees, assessments, or charges of any kind whatsoever, including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon Alfalfa's or any of its subsidiaries.

         9.12    (a)      Schedule 9.12 lists the following agreements, whether
oral or written, to which Alfalfa's or any of its subsidiaries is a party, which is currently in effect (such list to set forth the commencement date and termination or expiration date of such agreement): (i) collective bargaining agreement or contract with any labor union; (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plan; (iii) hospitalization insurance or other welfare benefit plan or practice, whether formal or informal; (iv) stock purchase or stock option plan; (v) contract for the employment of any officer, individual employee or other person on a full-time, part-time or consulting basis or relating to severance pay for any such person; (vi) confidentiality agreement; (vii) contract, agreement or understanding relating to the voting of common stock or the election of directors of Alfalfa's or any of its subsidiaries; (viii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets of Alfalfa's or any of its subsidiaries; (ix) guaranty of any obligation for borrowed money or otherwise;
(x) lease or agreement under which Alfalfa's or any of its subsidiaries is lessee of, or holds or operates any property, real or personal, owned by any other party; (xi) lease or agreement under which Alfalfa's or any of its subsidiaries is lessor of, or permits any third party to hold or operate, any property, real or personal; (xii) contract or group of related contracts with the same party for the purchase of products or services, other than in the ordinary course of business; (xiii) contract or group of related contracts with the same party (other than any contract or group of related contracts for the purchase or sale of products or services) continuing over a period of more than six months from the date or dates thereof, not terminable by it on 30 days or less notice without penalty; (xiv) contract which prohibits Alfalfa's or any of its subsidiaries from freely engaging in business anywhere in the world; (xv) contract for the distribution of any of Alfalfa's' products (including any distributor or sales contract); (xvi) any franchise agreements; (xvii) contract or commitment for capital expenditures; (xviii) agreement for the sale of any capital asset; (xix) contract with any affiliate which in any way relates to Alfalfa's or any of its subsidiaries; or (xx) other agreement which is either material to the business of Alfalfa's or was not entered into in the ordinary course of business;

                 (b) Alfalfa's and its subsidiaries have performed all obligations required to be performed by them in connection with the contracts or commitments required to be disclosed in Schedule 9.12 and they are not in receipt of any claim of default under any such contract or commitment; neither Alfalfa's nor any of its subsidiaries has any present expectation or intention of not fully performing any material obligation pursuant to any such contract or commitment; and neither Alfalfa's nor any of its subsidiaries has knowledge of any breach or anticipated breach by any other party to any such contract or commitment; and

                 (c) Prior to the Effective Time, Wild Oats shall be supplied with a true and correct copy of each written contract or commitment disclosed in Schedule 9.12, and a written description of each oral contract or commitment disclosed in Schedule 9.12, together with all amendments, waivers or other changes thereto.

         9.13 Schedule 9.13 describes all registrations of, applications for or rights in patents, trademarks, service marks, trade names, corporate names, copyrights, trade secrets, know-how or other intellectual property rights owned by, licensed to or otherwise controlled by Alfalfa's or used in, developed for use in or necessary to the conduct of the business of Alfalfa's as now conducted or planned to be conducted. Alfalfa's owns and possesses all right, title and interest, or holds a valid license, in and to the rights set forth in Schedule 9.13 and none of such rights has been licensed or assigned to any third party. Alfalfa's has taken all necessary action to protect the intellectual property rights set forth in Schedule 9.13. Neither Alfalfa's nor any of its subsidiaries has received any notice of, nor are there any facts known to Alfalfa's or any of its subsidiaries which indicate a likelihood of, any infringement or misappropriation by, or conflict from, any third party with respect to the intellectual property rights which are listed; no claim by any third party contesting the validity of any intellectual property rights listed under such caption has been made, is currently outstanding or, to the best knowledge of Alfalfa's, is threatened; neither Alfalfa's nor any of its subsidiaries has received any notice of any infringement, misappropriation or violation of any intellectual property rights of any third party and neither Alfalfa's nor any of its subsidiaries has infringed, misappropriated or otherwise violated any such intellectual property rights; and no infringement, illicit copying, misappropriation or violation has occurred or will occur with respect to products currently being sold by Alfalfa's or with respect to the products currently under development (in their present state of development) or with respect to the conduct of Alfalfa's' business as now conducted.

         9.14    Except as set forth on Schedule 9.14:

                 (a) Alfalfa's and its subsidiaries have materially complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes;

                 (b) neither Alfalfa's nor any of its subsidiaries has any material labor relations problem pending and labor relations are satisfactory;

                 (c) there are no material workers' compensation claims pending against Alfalfa's or any of its subsidiaries nor is Alfalfa's or any of its subsidiaries aware of any facts that would give rise to such a claim;

                 (d) no employee of Alfalfa's or any of its subsidiaries is subject to any confidentiality or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee; and

                 (e) no employee or former employee has any claim with respect to any intellectual property rights of Alfalfa's set forth in Schedule 9.13.

         9.15    (a)      Except as set forth on Schedule 9.15, with respect to
all employees and former employees of Alfalfa's or any of its subsidiaries and all dependents and beneficiaries of such employees and former employees, neither Alfalfa's nor any of its subsidiaries (i) maintains or contributes to any nonqualified deferred compensation or retirement plans, contracts or arrangements; (ii) maintains or contributes to any qualified defined contribution plans (as defined in Section 3(34) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 414(i) of the Code; (iii) maintains or contributes to any qualified defined benefit plans (as defined in Section 3(35) of ERISA or Section 414(j) of the Code); and (iv) maintains or contributes to any employee welfare benefit plans (as defined in Section 3(1) of ERISA);

                 (b) To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all employee benefit plans (as defined in Section 3(3) of ERISA) which Alfalfa's or any of its subsidiaries maintains or to which any of them contributes (collectively, the "Plans") comply with the requirements of ERISA and the Code. With respect to the Plans, (i) all required contributions which are due have been made and a proper accrual has been made for all contributions due in the current fiscal year; (ii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits; and (iii) there have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code);

                 (c)      Schedule 9.15 contains true and complete copies of
(i) the most recent determination letter, if any, received by Alfalfa's or any of its subsidiaries from the Internal Revenue Service regarding the Plans and any amendment to any Plan made subsequent to any Plan amendments covered by any such determination letter; (ii) the most recent financial statements and annual report or return for the Plans; and (iii) the most recently prepared actuarial valuation reports;

                 (d) Neither Alfalfa's nor any of its subsidiaries contributes (and has not ever contributed) to any multi-employer plan, as defined in Section 3(37) of ERISA. Neither Alfalfa's nor any of its subsidiaries has actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. Neither Alfalfa's nor any of its subsidiaries has actual or potential liability for death or medical benefits after separation from employment, other than (i) death benefits under the employee benefit plans or programs (whether or not subject to ERISA) set forth in Schedule 9.15 and (ii) health care continuation benefits described in Section 4980B of the Code;

                 (e) Neither Alfalfa's nor any of their subsidiaries, nor any of their directors, officers, employees or other "fiduciaries", as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Plans which would subject Alfalfa's, any of its subsidiaries or Alfalfa's or any of their respective directors, officers or employees to any liability under ERISA or any applicable law; and

                 (f) Neither Alfalfa's nor any of its subsidiaries has incurred any liability for any tax or civil penalty or any disqualification of any employee benefit plan (as defined in Section 3(3) of ERISA) imposed by Sections 4980B and 162(k) and 4975 of the Code and Part 6 of Title I and
Section 502(i) of ERISA.

         9.16 Schedule 9.16 lists and briefly describes each insurance policy maintained by Alfalfa's and each of its subsidiaries as of the date of the Latest Alfalfa's Balance Sheet with respect to their properties, assets and operations and sets forth the date of expiration of each such insurance policy. All of such insurance policies are, as of the date hereof, and as of the Effective Time will be, in full force and effect and issued by insurers of recognized responsibility and are for amounts which have been sufficient to cover claims that Alfalfa's and its subsidiaries have settled within the last five years. Neither Alfalfa's nor any of its subsidiaries is in default with respect to its obligations under any of such insurance policies.

         9.17    Except as set forth on Schedule 9.17:

                 (a) To the best knowledge of Alfalfa's, other than pursuant to this Agreement, no officer or director, nor any of the employees identified on Schedule 8.17 hereof who make or are expected to make significant contributions to the business of Alfalfa's (each an "Alfalfa's Key Employee") of Alfalfa's or any of its subsidiaries or any member of the immediate family of any such officer, director or Alfalfa's Key Employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the counter market and less than one percent of the stock of which is beneficially owned by any of such persons) (collectively "insiders"), has any agreement with Alfalfa's or any of its subsidiaries or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to Alfalfa's' business. To the best knowledge of Alfalfa's, none of the insiders has any direct or indirect interest in any competitor, supplier or customer of Alfalfa's or any of its subsidiaries or in any person, firm or entity from whom or to whom Alfalfa's or any of its subsidiaries leases any property, or in any other person, firm or entity with whom Alfalfa's or any of its subsidiaries transacts business of any nature. For purposes of this Section 9.17, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such officer, director or employee; and

                 (b) Except for the payment of salaries, accrued paid time off and other normal elements of compensation and reimbursement for out-of-pocket expenses in the ordinary course of business, neither Alfalfa's nor any of its subsidiaries will immediately following the Effective Time be indebted to any of their directors, officers or employees on any account whatsoever.

         9.18 Schedule 9.18 lists all officers and directors of Alfalfa's and its subsidiaries and all bank accounts of Alfalfa's and its subsidiaries (designating each authorized signer).

         9.19    (a)      The real property demised by the leases described
(including the term thereof) in Schedule 9.19 constitutes all of the real property used or occupied by Alfalfa's or any of its subsidiaries (the "Real Property"). The Real Property has access, sufficient for the conduct of Alfalfa's' business as now conducted or as presently proposed to be conducted, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities, used in the operation of the Business at that location;

                 (b) The leases described in Schedule 9.19 are in full force and effect, and Alfalfa's or its subsidiary that is a party to each such lease holds a valid and existing leasehold interest under each of such leases for the term set forth in Schedule 9.19. Alfalfa's has delivered to Wild Oats complete and accurate copies of each of the leases described in Schedule 9.19, and none of such leases shall have been modified in any respect, prior to the Effective Time. None of Alfalfa's or its subsidiaries is in default, and no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in a default under any of such leases; nor, to the best knowledge of Alfalfa's and its subsidiaries, is any other party to any of such leases in default;

                 (c) Schedule 9.19 discloses the aggregate value of the tangible properties and tangible assets of Alfalfa's and its subsidiaries as reflected on the Latest Alfalfa's Balance Sheet. Alfalfa's and its subsidiaries own good and marketable title to its tangible properties and tangible assets as described in Schedule 9.19 and reflected on the Latest Alfalfa's Balance Sheet or acquired since the date thereof, free and clear of all liens and encumbrances, except for (i) liens for current taxes not yet due and payable, (ii) the properties subject to the leases listed in Schedule 9.19,
(iii) as otherwise disclosed in Schedule 9.19, (iv) inventory disposed of since the date of the Latest Alfalfa's Balance Sheet in the ordinary course of business, and (v) liens in respect of pledges or deposits under workers' compensation laws;

                 (d) Alfalfa's or its subsidiaries own, or lease under valid leases, all buildings, machinery, equipment and other tangible assets used in the conduct of their business;

                 (e) Neither Alfalfa's nor any of its subsidiaries is in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business, and neither Alfalfa's nor any of its subsidiaries has received any notice of any such violation, or the existence of any condemnation proceeding with respect to any of the Real Property; and

                 (f) Neither Alfalfa's nor any of its subsidiaries has knowledge of improvements made or contemplated to be made by any public or private authority, the costs of which are to be assessed as special taxes or charges against any of the Real Property, and there are no present assessments.

         9.20 Except as set forth on Schedule 9.20, (a) each of Alfalfa's and its subsidiaries and their officers, directors, agents and employees have complied in all material respects with all applicable laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to product labeling, consumer products safety, equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers' compensation, unemployment, environmental and building and zoning codes, which affect Alfalfa's' business or any real Property and to which any of them may be subject. No claims have been filed against Alfalfa's or any of its subsidiaries alleging a violation of any such laws, regulations or other requirements. There is no action pending or, to Alfalfa's' knowledge threatened, to change the zoning or building ordinances or any other laws, rules, regulations or ordinances affecting the Real Property. Neither Alfalfa's nor any of its subsidiaries is relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to Alfalfa's after the Merger;

                 (b) Each of Alfalfa's and its subsidiaries have in full force and effect, all licenses, permits and certificates, from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety) necessary to conduct their business and own and operate their properties (collectively, the "Permits"). Alfalfa's and its subsidiaries have conducted their business in compliance with all material terms and conditions of the Permits; and

                 (c) Neither Alfalfa's nor any of its subsidiaries has made or has agreed to make gifts of money, other property or similar benefits (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee or any other person in a position to assist or hinder Alfalfa's in connection with any actual or proposed transaction.

         9.21 None of the information relating to Alfalfa's or its subsidiaries, this Agreement or the transactions contemplated by this Agreement has been supplied or is to be supplied by Alfalfa's for inclusion in (a) the Private Placement Memorandum, (b) the Proxy Statement, and
(c) any other documents to be filed with any regulatory authority in connection with the transactions contemplated by this Agreement will, at the respective times such documents are filed, become effective or are mailed to stockholders, as the case may be, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment or supplement thereto, at the time of the meeting of stockholders referred to in Section 12.1 hereof, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the meeting in connection with which the Proxy Statement shall be mailed. All documents which Alfalfa's or Holdings is responsible for filing in connection with the Merger will comply as to form in all material respects with the applicable requirements of the statutes, rules and regulations pursuant to which they are filed.


                                   ARTICLE X
                    Representations and Warranties of Newco

         10.1 Newco is a corporation duly organized, validly existing, and in good standing under the corporate laws of Delaware, with full power and authority and all material licenses, permits and authorizations necessary to own its property and to carry on its business as presently conducted. Newco was formed in April, 1996 and has conducted no business and has no subsidiaries.

         10.2 Newco has complete and unrestricted power to enter into and, upon the receipt of such approvals as may be required by law, to consummate the transactions contemplated by this Agreement.

         10.3 The execution, delivery and performance of this Agreement have been duly and properly authorized and approved by the Board of Directors of Newco and its sole stockholder, Alfalfa's. This Agreement constitutes a valid and binding obligation of Newco enforceable in accordance with its terms. Except as contemplated by Sections 9.9 and 15.1, the execution and delivery by Newco of this Agreement and the fulfillment of and compliance with the respective terms hereof by Newco do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon Newco's capital stock or assets pursuant to, (d) give any third party the right to accelerate, in whole or in part, any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body or other third party pursuant to, the charter or bylaws of Newco, any agreement, indenture, instrument, order, judgment or decree to which Newco is subject, or any law, statute, rule or regulation to which Newco is subject.

         10.4 The authorized, issued and outstanding capital stock of Newco is as set forth in Recital F of this Agreement, and all outstanding shares of Newco's capital stock have been validly issued and are fully paid and non-assessable. Newco does not have outstanding any stock or securities convertible into or exchangeable for shares of its capital stock, or any rights or options to subscribe for or to purchase any capital stock or any stock or securities convertible into or exchangeable for any capital stock. Newco is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

         10.5 Newco has no material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise) other than liabilities pursuant to this Agreement.

         10.6 All documents which Newco or Holdings is responsible for filing in connection with the Merger will comply as to form in all material respects with the applicable requirements of the statutes, rules and regulations pursuant to which they are filed.


                                   ARTICLE XI
                             Covenants of Wild Oats

         11.1 Prior to the Effective Time, Wild Oats shall file with the Secretary of State of Delaware an Amended and Restated Certificate of Incorporation (the "New Wild Oats Charter") substantially in the form of
Exhibit 11.1, which will contain the rights, preferences and privileges of the Wild Oats Series E Preferred Stock.

         11.2 During the period from the date of this Agreement to the Effective Time, Wild Oats shall, and shall cause each of its subsidiaries to, conduct its operations according to its ordinary and usual course of business consistent with past practices and use all commercially reasonable efforts to maintain and preserve its business organization, employees and relationships with agents and others and to retain the services of its officers and Wild Oats Key Employees.

         11.3 During the period from the date of this Agreement to the Effective Time, neither Wild Oats nor any subsidiary of Wild Oats shall, without the prior written consent of Alfalfa's:

                 (a) Adjust, split, combine or reclassify its capital stock; make, declare or pay any dividend (except for subsidiary dividends paid to Wild Oats in the ordinary course of business); declare or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for, any shares of its capital stock other as contemplated by Section 15.1(f); grant any options or stock appreciation rights or give any person any right to acquire from Wild Oats or any subsidiary any shares of its capital stock; or issue or agree to issue any additional shares of capital stock of Wild Oats;

                 (b) Sell, transfer, pledge, mortgage, encumber or otherwise dispose of any material property or assets of Wild Oats or any of its subsidiaries or the stock of any subsidiary;

                 (c) Adopt or amend to increase materially compensation or benefits payable under any collective bargaining, bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, severance or termination, employment or other plan, agreement, trust, fund arrangement for the benefit of employees; or grant any severance or termination pay (otherwise than pursuant to policies or agreements of Wild Oats in effect on the date hereof) to, or enter into any employment agreement with, any executive officer or director of Wild Oats; or

                 (d) Make any material changes in the Restated Certificate of Incorporation or Bylaws of Wild Oats or in the articles of incorporation or bylaws of any subsidiary of Wild Oats except as contemplated by Section 15.1(f).


                                  ARTICLE XII
                             Covenants of Alfalfa's

         12.1 Alfalfa's, as soon as reasonably practicable, but no later than July 11, 1996, shall call and hold one or more meetings of its stockholders for the purposes of:

                 (a) considering and approving the Alfalfa's Reincorporation Merger and the Reincorporation Merger Agreement; at such meeting, Alfalfa's will submit and recommend approval of the Reincorporation Merger Agreement to its stockholders and, if the requisite approval by such stockholders is obtained, will undertake promptly to consummate the Alfalfa's Reincorporation Merger, and will cause Newco to consummate the Alfalfa's Reincorporation Merger; and

                 (b) considering and approving this Agreement and the Merger; at such meeting, Alfalfa's will submit and recommend approval of this Agreement to its shareholders and, if the requisite approval by such shareholders is obtained, will undertake promptly to consummate the Merger.

         12.2 Alfalfa's will cause Holdings to have available to it at the Effective Time sufficient shares of duly authorized Holdings

Common Stock and Holdings Preferred Stock to exchange for the outstanding Wild Oats Common Stock and Wild Oats Preferred Stock to be surrendered pursuant to
Article IV hereof.

         12.3 During the period from the date of this Agreement to the Effective Time, Alfalfa's shall, and shall cause each of its subsidiaries and Holdings to, conduct its operations according to its ordinary and usual course of business consistent with past practices and use all commercially reasonable efforts to maintain and preserve its business organization, employees and relationships with agents and others and to retain the services of its officers and Alfalfa's Key Employees.

         12.4 During the period from the date of this Agreement to the Effective Time, except as contemplated by Article V, none of Alfalfa's, any subsidiary of Alfalfa's nor Holdings shall, without the prior written consent of Wild Oats:

                 (a) Other than in connection with the Conversion Adjustment, adjust, split, combine or reclassify its capital stock; make, declare or pay any dividend (except for subsidiary dividends paid in the ordinary course of business); declare or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for, any shares of its capital stock; grant any options or stock appreciation rights or give any person any right to acquire from Alfalfa's or any subsidiary any shares of its capital stock; or issue or agree to issue any additional shares of capital stock of Alfalfa's (other than issuances of its Common Stock pursuant to the options and warrants described in Section 9.4);

                 (b) Sell, transfer, pledge, mortgage, encumber or otherwise dispose of any material property or assets of Alfalfa's or any of its subsidiaries or the stock of any subsidiary;

                 (c) Adopt or amend to increase materially the compensation or benefits payable under any collective bargaining, bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, severance or termination, employment or other plan, agreement, trust, fund or arrangement for the benefit of employees; or grant any severance or termination pay (otherwise than pursuant to policies or agreements of Alfalfa's in effect on the date hereof) to, or enter into any employment agreement with, any executive officer or director of Alfalfa's; or

                 (d) Other than as contemplated by this Agreement, make any material change in the Amended and Restated Articles of Incorporation or Bylaws of Alfalfa's or in the articles of incorporation or bylaws of any subsidiary of Alfalfa's.

                                  ARTICLE XIII
                               Covenants of Newco

         13.1 During the period from the date of this Agreement to the Effective Time, Newco shall conduct no operations or activities other than in furtherance of this Agreement.

         13.2 During the period from the date of this Agreement to the Effective Time Newco shall not, without the prior written consent of Wild Oats:

                 (a) Other than in connection with the Conversion Adjustment or as contemplated by this Agreement, adjust, split, combine or reclassify its capital stock; make, declare or pay any dividend (except for subsidiary dividends paid in the ordinary course of business); declare or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for, any shares of its capital stock; grant any options or stock appreciation rights or give any person any right to acquire from Newco or any subsidiary any shares of its capital stock; or issue or agree to issue any additional shares of capital stock of Newco;

                 (b) Sell, transfer, pledge, mortgage, encumber or otherwise dispose of any material property or assets of Newco;

                 (c) Pay or agree to pay any compensation to any officer, director or employee of Newco; or

                 (d) Except as contemplated by this Agreement, make any material change in the Articles of Incorporation or Bylaws of Newco.


                                  ARTICLE XIV
                              Additional Covenants

         14.1 Wild Oats, Alfalfa's and Newco will cooperate in good faith and use reasonable efforts to prepare all documentation, promptly to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement. Wild Oats, Alfalfa's and Newco shall, as soon as practicable, file, or use their respective best efforts to cause any other party to file, all Notification and Report Forms under the Hart-Scott-Rodino Act ("HSR") with the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") required by this Agreement or to permit the consummation of the share exchanges contemplated by Article IV hereof or the offering of Wild Oats Series E Preferred Stock contemplated by Section 15.1(f) hereof and shall use best efforts to respond as promptly as practicable, and to cause such other parties to respond as promptly as practicable, to all inquiries or requests received from the FTC or the Antitrust Division for additional information or documentation, and shall take all reasonable actions necessary to cooperate promptly with and furnish information to the other parties hereto in connection with any such inquiries or requests directed at them in connection with the Merger.

         14.2 Wild Oats and Alfalfa's agree that following the Effective Time (a) the organizational structure for Holdings will be as set forth in
Exhibit 14.2, and (b) a search committee comprised of Michael Gilliland, S.M. Hassan, and the Chairman and Vice Chairman of the Board of Directors of Holdings will conduct a search for a Chief Operating Officer under the guidance of the Holdings Board of Directors.

         14.3 Wild Oats and Alfalfa's agree that following the Effective Time, Holdings will honor the existing contracts that Alfalfa's has entered into with Barry Perzow, Russell Precious, Teresa Precious and Caryn Ellison attached hereto as Exhibits 14.3(a), (b) and (c) and will pay the reasonable fees and disbursements of Hopkins and Sutter, counsel to the holders of a majority of the Alfalfa's Old Series A Preferred Stock, incurred in connection with the Merger.

         14.4 Prior to the Effective Time, Wild Oats and Alfalfa's will agree upon the terms of severance agreements for officers and other employees of Wild Oats and Alfalfa's whose positions are eliminated in connection with the Merger.

         14.5 Between the date hereof and the Effective Time, representatives of each of Wild Oats and Alfalfa's and their respective accountants and attorneys shall be given full access at reasonable times to all books, accounting and financial records, corporate records, tax returns and other business files of the other party (except for information which is not material and which is restricted solely to protect the attorney-client privilege), and each shall cooperate fully in making its officers and personnel available to such representatives at reasonable times. Each of Wild Oats and Alfalfa's agrees that it and its representatives will hold in strict confidence and will not use for any purpose other than in connection with the reorganization, any confidential or proprietary information obtained from the other party or its stockholders with respect to the business or financial condition of such party. If the Merger is not consummated, each party will return to the other party (or certify that it has destroyed) all copies of documents containing proprietary or confidential information furnished by the other party or its stockholders. The obligations set forth in this Section
14.5 shall survive the termination of this Agreement.

         14.6 Prior to the termination of this Agreement pursuant to Section 16.1, neither Wild Oats nor Alfalfa's, nor their respective stockholders nor any of their representatives, will directly or indirectly solicit, encourage, assist, initiate discussions with, engage in negotiations with, provide any information to, or enter into or perform any confidentiality agreement or other agreement or transaction with any person other than the other party relating to (a) any possible investment in such party, (b) the purchase of any significant assets of such party, or (c) any form of merger, acquisition, or other business combination transaction (other than acquisition by a party of another entity that does not represent more than 10% of such party's total assets).

         14.7 No disclosure of the terms of this Agreement or the transactions contemplated hereby shall be made by any party without the prior consent of the other parties except as required by law, and each party shall furnish to the others advance copies of any releases or statements which it proposes to make concerning the transaction, which shall be subject to approval by such parties (such approval not to be unreasonably withheld).

         14.8 If the Merger shall not become effective or shall be abandoned, then (a) Wild Oats on the one hand and Alfalfa's and Newco on the other hand shall each bear their expenses separately incurred in connection therewith, except that (i) Wild Oats shall pay all fees and expenses incurred in marketing the Wild Oats Series E Preferred Stock, (ii) Wild Oats shall pay all filing fees in connection with all HSR filings and (iii) Wild Oats shall pay 50% and Alfalfa's shall pay 50% of any expenses directly relating to the investigation by the Attorney General of New Mexico, including the fees of economists, public relations specialists, local New Mexico counsel and legal antitrust specialists engaged in connection with the investigation other than Brownstein Hyatt Farber & Strickland, P.C., Cooley Godward Castro Huddleson & Tatum or Latham & Watkins, and (b) Wild Oats and Alfalfa's shall each return to the other all non-public documents and other materials obtained from the other, without retaining any copies thereof, and shall hold confidential and not use in any manner any non-public information so obtained.

         14.9 Each of Wild Oats, Alfalfa's and Newco will use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Wild Oats and Alfalfa's will, and will cause each of their respective subsidiaries to, use their commercially reasonable efforts to obtain consents of all third parties and governmental bodies necessary or, in the opinion of Wild Oats or Alfalfa's, desirable for the consummation of the transactions contemplated by this Agreement.

         14.10 In connection with any proceedings under or relating to HSR or any other federal or state antitrust or fair trade law, the parties will consult and cooperate with one another and consider in good faith the views of one another in connection with any analysis, presentation, memorandum, brief, argument, appearance, opinion or proposal made or submitted by or on behalf of any party hereto; provided however that nothing herein shall prevent any party hereto or their authorized representatives from
(i) making or submitting any such analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal in response to a subpoena or other legal process or as otherwise required by law, or (ii) submitting factual information to the Antitrust Division, the FTC, state attorney general, any other governmental agency or any court or administrative law judge in response to a request therefor or as otherwise required by law.

         14.11 Any document attached hereto as an Exhibit may be revised prior to the Effective Time, provided that any material revision shall have been approved by each of Michael C. Gilliland and S.M. Hassan.


                                   ARTICLE XV
               Conditions Precedent to Consummation of the Merger

         15.1 The obligations of each of Wild Oats, Alfalfa's and Newco to consummate the Merger shall be subject to the fulfillment of the following conditions precedent:

                 (a) The Alfalfa's Reincorporation Merger shall have occurred and the New Wild Oats Charter shall have been filed with the Secretary of State of Delaware;

                 (b) This Agreement shall have been duly and validly approved and adopted (i) at a meeting of the stockholders of Alfalfa's by two-thirds of the stockholders present in person or by proxy at such meeting and (ii) by the holders of all outstanding Wild Oats Preferred Stock and by the holders of 75% of all outstanding Wild Oats Common Stock;

                 (c) The applicable waiting period under the HSR relating to all transactions contemplated by this Agreement, including without limitation the consummation of the share exchanges contemplated by Article IV hereof and the offering of Wild Oats Series E Preferred Stock contemplated by
Section 15.1(f) hereof shall have expired or been terminated;

                 (d) Each of Wild Oats and Alfalfa's shall be satisfied with the status of the investigation by the Attorney General of New Mexico, provided that this condition shall terminate on June 17, 1996 unless either of Wild Oats or Alfalfa's shall notify the other in writing that it does not consent to the termination of this condition;

                 (e) Each of Wild Oats and Alfalfa's shall have received all material consents or approvals necessary or advisable in connection with the transactions contemplated by this Agreement;

                 (f) A minimum of 539,503 shares (the "Minimum Series E Sale"), but no more than 843,125 shares, of Wild Oats Series E Preferred Stock shall have been issued for $33.364 cash per share and a warrant to purchase no more than 10,539 shares of Wild Oats Series E Preferred Stock shall have been issued to the placement agent with respect to the issuance of the Wild Oats Series E Preferred Stock; and the first $8,130,000 of the proceeds of such sale in excess of the Minimum Series E Sale shall have been used to repurchase shares of Wild Oats Common Stock from existing holders of such shares at $29.626 per share pursuant to the Stock Redemption Agreement in the form set forth in Exhibit 15.1(f), and those shares of Wild Oats Common Stock shall be treated as treasury stock and shall not be exchanged for Holdings Common Stock pursuant to Section 4.1;

                 (g) The stockholders agreement and registration rights agreement, in the forms of Exhibit 15.1(g)(i) and 15.1(g)(ii), respectively, shall have been entered into by the parties thereto;

                 (h) The employment agreements attached hereto as Exhibits 15.1(h)(i), (ii) and (iii) between Holdings and each of Michael C. Gilliland, Elizabeth C. Cook and S.M. Hassan shall not have been amended and shall be in full force and effect;

                 (i) The compensation agreements attached hereto Exhibits 15.1(i)(i) and (ii) between Holdings and each of John Shields and David Chamberlain shall not have been amended and shall be in full force and effect;

                 (j) The actions required to be taken by Alfalfa's, Newco and Holdings pursuant to Article V shall have been taken;

                 (k) The matters referred to in Section 14.4 shall have been agreed upon by Wild Oats and Alfalfa's;

                 (l) There (i) shall not be in effect a temporary restraining order or a preliminary injunction or other order, decree or ruling by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission which (A) restrains or prohibits the Merger or the consummation of the transactions contemplated hereby, or (B) prohibits or restricts the ownership or operation by Holdings of any portion of its (or Wild Oats' or Alfalfa's) business or assets or compels Holdings, Wild Oats or Alfalfa's to dispose of or hold separate any portion of its business or assets, or (C) imposes any limitations on the ability of Holdings effectively to control in any respect its business or operations or those of Wild Oats or Alfalfa's; or (ii) shall not be pending before any court of competent jurisdiction or before any administrative law judge or court or before any federal or state governmental, regulatory or administrative agency or commission, any action or proceedings, whether in law or in equity or otherwise, brought by any federal or state governmental, regulatory or administrative agency, commission or authority, which seeks as relief a result described in clause (i) above; provided however, that the parties shall use their best efforts to litigate against the entry of, or to obtain the lifting of, such temporary restraining order or preliminary or permanent injunction or other governmental action. In no event shall a party be required to sell or otherwise dispose of, hold separate or otherwise divest itself of, any shares or any portion of the retail stores, business or assets of Holdings, Wild Oats or Alfalfa's;

                 (m) Holders of no more than 10% of the outstanding capital stock of either Wild Oats or Alfalfa's shall have validly elected to demand an appraisal of their shares pursuant to the DGCL or the CBCA in connection with the Merger.

         15.2 The obligation of Wild Oats to consummate the Merger shall be subject to the fulfillment of the following additional conditions precedent:

                 (a) Each of Alfalfa's, Newco and Holdings shall have performed its obligations contained in this Agreement required to be performed at or prior to the Effective Time in all material respects, and the representations and warranties made by Alfalfa's in Article VIX and made by Newco in Article X shall be true and correct in all material respects as though such representations and warranties had been made or given on and as of the Effective Time by Holdings; and

                 (b) Wild Oats shall have received an opinion letter from Brownstein Hyatt Farber & Strickland, P.C., dated the Effective Time, substantially in the form set forth in Exhibit 15.2.

         15.3 The obligation of Holdings to consummate the Merger shall be subject to the fulfillment of the following additional conditions precedent:

                 (a) Wild Oats shall have performed its obligations contained in this Agreement required to be performed at or prior to the Effective Time in all material respects, and the representations and warranties made by Wild Oats in Article VIII shall be true and correct in all material respects as though such representations and warranties had been made or given on and as of the Effective Time;

                 (b) Wild Oats shall have negotiated a successor line of credit to its existing credit facility with Bank One, Indianapolis, National Association that is adequate to fund the proposed business plan of Holdings;

                 (c) William Blair & Co. shall not have withdrawn its opinion attached hereto as Exhibit 15.3(c) as of the Effective Time; and

                 (d) Holdings shall have received an opinion letter from Elizabeth C. Cook, Esq., dated the Effective Time, substantially in the form set forth in Exhibit 15.3.

                                  ARTICLE XVI
                             Termination and Waiver

         16.1 Anything contained in this Agreement to the contrary notwithstanding, the Merger may be terminated and abandoned at or prior to the Effective Time, notwithstanding approval of this Agreement by stockholders of
Alfalfa's:

                 (a) By mutual consent of the respective Boards of Directors of Wild Oats and Alfalfa's (or Holdings);

                 (b) By either party if the Effective Time has not occurred by July 12, 1996;

                 (c) By either party if any action, suit or proceeding shall have been instituted before any court or other governmental body or by any public authority to challenge, restrain, enjoin or prohibit the Merger, or to restrict the operation of the business of Wild Oats or Alfalfa's (or Holdings) following the Merger, or to subject any of the parties to this Agreement or their directors or officers to any liability, fine, forfeiture or penalty.

         16.2 Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefit thereof.


                                  ARTICLE XVII
                 Termination of Representations and Warranties

         The respective representations and warranties of the parties to this Agreement shall expire with, and be terminated and extinguished by, the Merger at the Effective Time. None of the parties shall be under any liability whatsoever with respect to any such representation or warranty which does not so survive, it being intended that the sole remedy of the parties for a breach of any such representation or warranty shall be to elect not to proceed with the Merger.

                                 ARTICLE XVIII
                                 Miscellaneous

         18.1 This Agreement (a) embodies the entire agreement among Wild Oats, Alfalfa's and Newco with respect to the Merger, and supersedes all previous written or oral proposals or communications concerning the transactions contemplated herein, and there are no other binding agreements, representations or warranties, written or oral, between the parties with respect to the subject matter of this Agreement, (b) is not intended to confer upon any person not a party to this Agreement any rights or remedies under this Agreement, and (c) shall not be assigned by operation of law or otherwise.

         18.2 This Agreement may be executed in two or more counterparts and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

         18.3 Wild Oats, Alfalfa's and Newco agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out this Agreement.

         18.4 Wild Oats, Alfalfa's and Newco, by mutual consent of their respective Boards of Directors, may amend, modify, supplement and interpret this Agreement in such manner as may be mutually agreed upon by them in writing at any time.

         IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first written above.

                                       WILD OATS MARKETS, INC.



                                       By:  /s/ Michael C. Gilliland
                                           ------------------------------------
                                           Michael C. Gilliland
                                           Chief Executive Officer



                                       ALFALFA'S, INC.



                                       By:  /s/ S.M. Hassan
                                           ------------------------------------
                                           S.M. Hassan
                                           President and Chief Executive Officer



                                        WO HOLDINGS, INC.



                                        By: /s/ S.M. Hassan
                                           ------------------------------------
                                           S.M. Hassan
                                           President

                                  SCHEDULE 9.5

                            MATERIAL ADVERSE CHANGES



                                     NONE.

                                  SCHEDULE 9.6

                      MATERIAL OBLIGATIONS OR LIABILITIES



                                     NONE.

                                  SCHEDULE 9.7

                    STOCK OR DEBT ISSUANCES, PAYMENTS, ETC.



                                     NONE.

                                  SCHEDULE 9.8

                              SUMMARY OF INVENTORY



         Physical count of inventory as of April 28, 1996 - $3,573,840.

                                  SCHEDULE 9.9

                       MATERIAL LITIGATION, CLAIMS, ETC.





         I. Investment Canada Review. The acquisition of Capers Management Holdings Inc. in July, 1994 was subject to review by Investment Canada, an agency of the Canadian government, a review process customarily required in connection with the acquisition of Canadian companies by foreign investors. The focus of the review has been a commitment on behalf of the Company for the continued sale of Canadian "cultured products", which primarily consist of books, magazines, periodicals and similar publications. A copy of the Letter of Undertaking regarding the continued sale of Canadian cultural products is attached. Also attached is a letter dated February 20, 1995 from Canadian counsel describing the status and outstanding issues in the review process. The Company has been informed by Canadian counsel that while Investment Canada retains the theoretical right to disapprove the acquisition of Capers, that such a result can be avoided, in the worst case, by agreeing to the undertakings proposed by Investment Canada with respect to Canadian cultural products.

         II. Liability Claims. The following claims exceed the $5,000 reserve and have been filed with the Company's insurance company. These claims are not in litigation.

         Claimant                 DOL              Reserve  Description
         --------                 ---              -------  -----------
         Erika Horing             3/4/96           $7,500   Claimant struck by cart pushed by employee
         Ann Harvey               2/27/96          $5,000   Claimant fell in parking lot
         Katherine Casades        1/5/96           $7,000   Claimant accidently hit with boxes from employee
         Jane Montgomery          7/5/95           $7,500   Claimant fell from water in meat department

         III. Civil Investigative Demand with the New Mexico Attorney General's Office. In February, 1996, Alfalfa's received a Civil Investigative Demand and Request for Production of Documents from the New Mexico Attorney General's Office alleging possible violations of anti-trust laws as a result of the proposed Combination with Alfalfa's. On Monday, March 4, 1996, Alfalfa's met with the New Mexico Assistant Attorney General and determined the focus and scope of the investigation. The focus of the investigation is on the effect, if any, of the Combination on competition in Santa Fe,

         New Mexico. Alfalfa's responded in full to the New Mexico Attorney General's document request on March 19, 1996. On May 13, 1996, Alfalfa's received a letter from the New Mexico Attorney General's office stating that they have concluded that the merger will substantially lessen competition in Santa Fe and suggesting divestiture of either the St. Francis or Cordova Road store. On May 15, 1996, Wild Oats responded with its economist's (David Scheffman) white paper which analyzes the industry and Wild Oats counsel provided a legal brief summarizing case law supporting our position. We expect to schedule a meeting with the New Mexico Attorney General's office within the next two weeks to formally present our position. After this meeting, we will have a clearer picture of New Mexico's intent or interest in settling, and the likelihood that we will prevail if we end up in litigation over the divestiture of a larger store (which we would vigorously oppose). The merger agreement as currently drafted proposes that the merger will close with the New Mexico situation unresolved, unless either party objects before June 15, 1996.

                                 SCHEDULE 9.10

                              LABOR CONTROVERSIES

                                     NONE.

                                 SCHEDULE 9.11

                                TAX DISCLOSURES



                                     NONE.

                                 SCHEDULE 9.12

                              MATERIAL AGREEMENTS



         # Management and Cost Sharing Agreement dated March 12, 1993, by and between Alfalfa's, Inc. and Alfalfa's Boulder, Inc.

         # Management and Cost Sharing Agreement dated March 12, 1993, by and between Alfalfa's, Inc. and Alfalfa's Littleton, Inc.

         # Management and Cost Sharing Agreement dated March 12, 1993, by and between Alfalfa's, Inc. and Alfalfa's Cherry Creek, Inc.

         # Management and Cost Sharing Agreement dated March 12, 1993, by and between Alfalfa's, Inc. and Alfalfa's FC, Inc.

         # Management and Cost Sharing Agreement dated March 12, 1993, by and between Alfalfa's, Inc. and Alfalfa's Capitol Hill, Inc.

         # Letter Agreement dated July 23, 1994 by and between Alfalfa's, Inc., Alfalfa's Canada, Inc., Capers Management Holdings Inc., Encore Resources Ltd. and Barry Perzow, as amended by that certain Letter Agreement dated December 28, 1994.

         # Letter Agreement dated July 23, 1994 by and between Alfalfa's, Inc., Alfalfa's Canada, Inc., Capers Management Holdings Inc., Encore Resources Ltd. and Russell Precious, as amended by that certain Letter Agreement dated January 6, 1995.

         # Voting Agreement dated November 4, 1991, as amended February 28, 1995, by and between Shahid Hassan, Lyle Davis, William Rothacker, Barney M. Feinblum, Denis Nock ("Shareholders") and WPG Corporate Development Associates III, L.P., WPG Corporate Development Associates III (Overseas), Ltd., WPG Enterprise Fund, L.P., Weiss, Peck & Greer Venture Associates II, L.P., and Weiss, Peck & Greer Venture Associates II (Overseas), Ltd. ("Purchasers").

         # Shareholders' Rights and Standstill Agreement dated November 4, 1991, as amended February 28, 1995, by and between Alfalfa's, Inc. and WPG Corporate Development Associates III, L.P., WPG Corporate Development Associates III (Overseas), Ltd., WPG Enterprise Fund, L.P., Weiss, Peck & Greer Venture

                 Associates II, L.P., and Weiss, Peck & Greer Venture Associates II (Overseas), Ltd.

         # Co-Sale Agreement dated November 4, 1991, as amended February 28, 1995, by and between Shahid Hassan and John Payne and WPG Corporate Development Associates III, L.P., WPG Corporate Development Associates III (Overseas), Ltd., WPG Enterprise Fund, L.P., Weiss, Peck & Greer Venture Associates II, L.P., and Weiss, Peck & Greer Venture Associates II (Overseas), Ltd.

         # A Shareholder's Agreement exists between Alfalfa's, Inc. and each shareholder substantially in the form attached.

         # Incentive Stock Option Agreements relating to 43,900 unexercised common shares between Alfalfa's Inc. and various employees and directors.

         # Asset Purchase Agreement dated December 8, 1992 by and between Alfalfa's, Inc. and Fruit Basket Company, Emery Dorsey and Vivian Dorsey.

         # Management Agreement dated July 23, 1994, as amended, by and between Capers Management Holdings Inc., Alfalfa's, Inc. and Russell Precious.

         # Management Agreement dated ____, 1995, by and between Capers Management Holdings Inc., Alfalfa's, Inc. and Teresa Precious.

         # Severance Agreements dated March 15, 1996, by and between Alfalfa's Canada, Inc., Alfalfa's, Inc. and each of Russell Precious and Teresa Precious.

         # Letter Agreement dated January 18, 1995 by and between Alfalfa's, Inc. and Deloitte & Touche for consulting services.

         # Agreement dated as of January 2, 1996 between Alfalfa's, Inc. and Caryn D. Ellison.

         # Amendment to Stock Option Agreements dated as of January 2, 1996 between Alfalfa's, Inc. and Caryn D. Ellison.

         # Series A Preferred Stock Purchase Agreement dated as of February 28, 1995 by and between Alfalfa's, Inc. and the Purchasers named therein.

         # Shareholders Agreement dated as of February 28, 1995 by and between Alfalfa's, Inc. and the shareholders named therein.

         # Registration Agreement dated as of February 28, 1995 Alfalfa's, Inc. and the Investors named therein.

         # Management Agreement dated July 23, 1994, as amended May ____, 1996, by and between Capers Management Holdings Inc., Alfalfa's, Inc. and Barry Perzow.

                                 SCHEDULE 9.13

                             INTELLECTUAL PROPERTY





Alfalfa's, Inc.:

         # Alfalfa's, Inc. - Service Mark. The Alfalfa's name has not been registered as a service mark with the U.S. Patent and Trademark Office and may not be available in every jurisdiction.

         # Alfalfa's has certain rights to recipes developed by employees as provided in the employee handbook.

Alfalfa's Canada, Inc.:

         Trademark                         Application/Registration No.      Registration Date
         ---------                         ----------------------------      -----------------
         Capers Design*                    TMA 429,017                       June 17, 1994

         CAPERS                            TMA 429,970                       July 1, 1994

         Capers Design*                    Appn. No. 724,331                 N/A (Notice of Allowance dated April 15,
                                                                             1994)


*  See attached page for copies of design marks.

                                 SCHEDULE 9.14

                               EMPLOYMENT ISSUES


UFCW Local Number 110005 is attempting to unionize the workers at the Seattle store, and have been picketing the store two to four days a week.

                                 SCHEDULE 9.15

                               ERISA DISCLOSURES




#Alfalfa's Inc. Employees' 401(K) Plan

#Health Insurance Plan (self-insured), including Manufacturers Life Insurance Company Group Insurance Policy - Third Party Administrator for claims with insured stop/loss aggregates

#Gainsharing Plan taken from Employee Handbook

#Amended and Restated Employee Stock Ownership Plan effective June 28, 1993, executed July 15, 1993

         #       1991 Stock Option Plan

         # Incentive Stock Option Agreements exist between Alfalfa's, Inc. and all employees participating in the 1991 Stock Option Plan, substantially in the form attached.

         #       Flexible Spending Plan

         # Store and Executive Management Bonus (Cash) Program (Sample bonus computation attached)

                                 SCHEDULE 9.16

                               INSURANCE POLICIES





                            See attached schedules.

                                 SCHEDULE 9.17

                              INSIDER DISCLOSURES




         John Shields -           Chairman of the Board, Chief Executive Officer and lead
                                  investor in Delray Farms Markets


         Barnet M. Feinblum -     President and Chief Executive Officer of Natural Horizons
                                  Director of Allegro Coffee Company
                                  Director of White Wave Vegetarian Foods
                                  Director of Zand Pharmaceuticals
                                  Owns a minority interest in each of these companies

         S.M. Hassan -            Director of Zand Pharmaceuticals
                                  Owns 1,000 shares of Zand Pharmaceuticals

         Caryn D. Ellison -       Director of Rudy's Bakery

         Frontenac VI Limited     An affiliate owns Health Valley
           Partnership    -       A Frontenac employee is a director of Health Valley



The key employees of Alfalfa's, Inc. are S.M. Hassan, Barry Perzow and Caryn D. Ellison.

                                 SCHEDULE 9.18

                OFFICERS, DIRECTORS, BANK ACCOUNT INFORMATION




ALFALFA'S, INC.

Directors:
                 Barney Feinblum
                 S. M. Hassan
                 M. Laird Koldyke
                 Barry Perzow
                 John A. Shields
                 E. Theodore Stolberg

Officers:
                 S. M. Hassan - President
                 Caryn D. Ellison - Vice President, Secretary and Treasurer


ALFALFA'S ROCKY MOUNTAIN, INC.:

Directors:
                 S. M. Hassan
                 Caryn D. Ellison

Officers:
                 S. M. Hassan - President
                 Caryn D. Ellison - Vice President and Secretary

ALFALFA'S SANTA FE, INC.:

Directors:
                 S. M. Hassan
                 M. Laird Koldyke
                 E. Theodore Stolberg

Officers:
                 S. M. Hassan - President
                 Caryn D. Ellison - Secretary and Treasurer


ALFALFA'S NORTHWEST, INC.:

Directors:
                 S. M. Hassan
                 M. Laird Koldyke
                 E. Theodore Stolberg

Officers:
                 S. M. Hassan - President
                 Caryn D. Ellison - Secretary and Treasurer


ALFALFA'S CANADA, INC.:

Directors:
                 S. M. Hassan
                 Barry Perzow
                 Russell Precious

Officers:
                 S. M. Hassan - President
                 Caryn D. Ellison - Secretary

                                 SCHEDULE 9.19

                                     LEASES



Leased Property:

         # Lease Agreement dated October 5, 1992 by and between Alfalfa's, Inc. and BWay Property Limited Partnership for the property located at 1645 Broadway, Boulder, Colorado, as amended by that certain Amendment to Lease Agreements dated March 9, 1995.

         # Lease dated October 11, 1982 by and between Alfalfa's Boulder, Inc. and Bway Property Limited Partnership for the property located at 1651 Broadway, Boulder, CO, as amended by that certain Amendment to Lease Agreement dated September 10, 1991, and as amended by that certain Amendment to Lease Agreements dated March 9, 1995.

         # Lease Agreement dated May 16, 1984 by and between Overland Sheepskin Co. and Colorado National Bank for the property located at 1655 Broadway, Boulder, CO, as amended by that certain Sublease Agreement dated August 7, 1984 by and between Natural Horizons, Inc. and Overland Sheepskin, Inc., and that certain Assignment Agreement dated April 10, 1989 by and between Alfalfa's Boulder, Inc. and Overland Outfitters, Inc., and that certain Amendment to Lease dated September 10, 1991.

         # Building Lease dated February 8, 1984 by and between Fruit Basket Company and Midtown 900 Associates for the property located at 900 E. 11th Ave., Denver, CO, as amended by that certain Amendment to Building Lease dated October 9, 1991, that certain Assignment and Second Amendment of Building Lease dated January 13, 1993 by and between Alfalfa's Capitol Hill, Inc., Fruit Basket Company and Midtown 900 Associates, and that certain Third Amendment to Building Lease dated September 15, 1993. Guaranty dated January 13, 1993, executed by Alfalfa's, Inc.

         # Business Lease dated November 9, 1993 by and between Alfalfa's, Inc. and McNeil-Meyer Investment Co. for the property located at 9355 Elm Ct., Federal Heights, CO.

         # Shopping Center Lease dated January 19, 1990 by and between Alfalfa's Cherry Creek, Inc. and Country Club Plaza Associates for the property located at 201 University Blvd., Denver, CO, as amended by that certain First Amendment to

                 Shopping Center Lease dated February 20, 1990, and that certain Second Amendment to Shopping Center Lease dated March 20, 1991. Guaranty dated January 19, 1990 executed by Alfalfa's, Inc.

         # Shopping Center Lease dated May 1, 1992 by and between Alfalfa's Littleton, Inc. and Trustees under the Will and of the Estate of James Campbell, Deceased for the property located at 5910 S. University Blvd., Littleton, CO., as amended by that certain Lease Amendment dated September 6, 1995, Guaranty of Lease dated May 1, 1992 executed by Alfalfa's, Inc., Ground Lease dated September 6, 1995 between Alfalfa's Rocky Mountain, Inc. and Development Corp. of the Rockies II, Inc., Guaranty of Ground Lease dated September 6, 1995, executed by Alfalfa's, Inc.

         # Lease dated February 20, 1992 by and between Alfalfa's FC, Inc. and Shirley DeSautels and Alfred DeSautels for the property located at 216 W. Horsetooth Rd., Fort Collins, CO. Limited Guaranty of Alfalfa's, Inc. executed by Alfalfa's FC, Inc.

         # Lease Agreement dated July 9, 1993 by and between Alfalfa's Vail, Inc. and Trevina L.P. for the property located at 141 E. Meadow Dr., F109 & F103, Vail, CO. Guaranty dated July 9, 1993 executed by Alfalfa's, Inc.

         # Lease Agreement dated June 29, 1994 by and between Alfalfa's Santa Fe, Inc. and First Interstate Bank of New Mexico, N.A., as Trustee of the Joseph M. Montoya Trust, the Patrick Montoya Trust, and the Lynda M. Haran Trust for the property located at 333 W. Cordova Rd., Santa Fe, NM. Lease Guaranty dated June 29, 1994 executed by Alfalfa's, Inc.

         # Lease Agreement dated January 12, 1984 by and between Pacific Gamble Robinson Co. and Walter Griffin, Agnes Griffin, Robert McAusland, Donald McAusland and Lucia Wood for the property located at 5440 Sandpoint Way N.E., Seattle, WA, as amended by that certain Amended and Restated Sublease Agreement dated September 30, 1994 by and between Alfalfa's, Inc., Food Services of America, Inc. and Cap Food Services Company.

         # Lease Agreement dated November 6, 1992 by and between Encore Resources Ltd. and 306283 British Columbia Ltd. for the property located at 2211 W. 4th Ave., Vancouver, BC (office), as amended by that certain Assignment of Lease dated November 1, 1993.

         # Lease Agreement dated November 6, 1992 by and between Encore Resources Ltd. and 306283 British Columbia Ltd. for the property located at 2211 W. 4th

                 Ave., Vancouver, BC (retail), as amended by that certain Assignment of Lease dated November 1, 1993.

         # Lease dated February 28, 1993 by and between Encore Resources Ltd. and Camgornik Equities Ltd. and Hoopp Realty Inc. for the property located at 2494-2496 Marine Dr., West Vancouver, B.C.

         # Lease dated January 17, 1995 between Amon Investments Ltd. and Encore Resources Ltd. for the property located at 1675 Robson Street, Vancouver, B.C.

         # Parking Agreement dated November 23, 1992 by and between Alfalfa's Market, Inc. and Bank Western for the use of thirty
                 (30) parking spaces in the multi-story structure adjacent to the store located at 210 University Boulevard, Denver, CO.

         # Rental Agreement for Storage Space dated December 16, 1993 by and between Alfalfa's Vail, Inc. and Trevina L.P. for storage space located in the west building in the Crossroads of Vail Shopping Center in Vail, CO.

         # Lease Agreement dated March 23, 1993 by and between Alfalfa's, Inc. ("Lessor") and Fred Miller, Shavano Valley Crop & Pork Producers, and Cedaredge Meats ("Lessee"), as amended by that certain Equipment Lease Addendum dated March 28, 1994, and that certain Equipment Lease Addendum dated September 29, 1994, and that certain Equipment Lease Addendum dated March 20, 1995, and that certain Equipment Lease Addendum dated October 31, 1995 until March 31, 1996.

Real Property Owned

         # A part of Lot 23, South Mesa Subdivision, City of Fort Collins, County of Larimer, State of Colorado, which begins at the Southwest corner of said Lot 23, and run thence N 00 degrees 54'E 103.01 feet to the Northwest corner of said Lot 23, thence N 38 degrees 55'E 189.23 feet along the North line of said Lot 23; thence S 00 degrees 05'E 103.00 feet to a point on the South line of said Lot 23; thence S 89 degrees 55'W 191.00 feet to the point of beginning; which has a street address of 3517 South Mason Street, Fort Collins, Colorado.

                                 SCHEDULE 9.20

                                    PERMITS



                                     None.

                       SUPPLEMENT TO DISCLOSURE SCHEDULES
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                               DATED JUNE 4, 1996
                         AMONG WILD OATS MARKETS, INC.
                                ALFALFA'S, INC.
                                      AND
                               WO HOLDINGS, INC.



         The following updates Schedules 9.8, 9.12 and 9.19 of the above captioned Merger Agreement:


Schedule 9.8 (Summary of Inventory)


Physical count of inventory as of May 26, 1996 - $3,602,515


Schedule 9.12 (Material Agreements)

Letter Agreement dated March 1, 1996 between Alfalfa's, Inc. and Ted Tannenbaum & Associates

Schedule 9.19 (Leases)

Equipment Lease Addendum, dated April 22, 1996, to the Lease Agreement dated as of March 23, 1996 by and between Alfalfa's, Inc., Fred Miller, Shavano Valley Crop & Pork Products and Cedaredge Meats.